As filed with the Securities and Exchange Commission on July ___, 2002.
                                                            Registration No. ___

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           ------------------------

                                  FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         STERLING GROUP VENTURES, INC.
                (Name of small business issuer in its charter)

================================================================================
     Nevada                          1040                         ________
================================================================================
(State or Other Jurisdiction   (Primary Standard Industrial    (IRS Employer
   of Organization)              Classification Code)          Identification #)
================================================================================

================================================================================
Sterling Group Ventures, Inc.                Brian McDonald, Esq.
12880 Railway Avenue, Unit 35                5781 Cranley Drive
Richmond, B.C., Canada V7E 6G4               West Vancouver, B.C. Canada V7W 1T1
(604) 644-5139                               (604) 925-3099
================================================================================
(Address and telephone of                    (Name, address and telephone
registrant's executive office)               number of agent for service)
================================================================================

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after the effective date of this Registration
Statement.

If this Form is filed to register additional common stock for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

--------------------------------------------------------------------------------
                       CALCULATION OF REGISTRATION FEE
                       -------------------------------
--------------------------------------------------------------------------------

================================================================================
 Securities To    Amount To Be    Offering Price    Aggregate      Registration
 Be Registered     Registered       Per Share     Offering Price      Fee [1]
================================================================================
Common Stock:       2,000,000         $0.05          $100,000          $9.20
  Shares
================================================================================

[1] Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                                 PROSPECTUS
                                 ==========

                         STERLING GROUP VENTURES, INC.
                           SHARES OF COMMON STOCK
                           ----------------------
                        No Minimum - 2,000,000 Maximum

Prior to this offering, there has been no public market for the common stock.

We are offering up to a total of 2,000,000 shares of common stock on a best efforts basis, no minimum, 2,000,000 shares maximum. The offering price is $0.05 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

Investing in the common stock involves certain risks. See "Risk Factors" starting at page 5.

================================================================================
Price Per Share         Aggregate Offering Price      Net Proceeds to Sterling
================================================================================
Common Stock $0.05               $100,000                      $85,000
================================================================================

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 24, 2002.

                               TABLE OF CONTENTS

--------------------------------------------------------------------------------
                                                                      Page No.
--------------------------------------------------------------------------------
SUMMARY OF PROSPECTUS                                                          4
--------------------------------------------------------------------------------
RISK FACTORS                                                                   5
--------------------------------------------------------------------------------
USE OF PROCEEDS                                                               10
--------------------------------------------------------------------------------
DETERMINATION OF OFFERING PRICE                                               12
--------------------------------------------------------------------------------
CAPITALIZATION                                                                13
--------------------------------------------------------------------------------
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES                                 13
--------------------------------------------------------------------------------
PLAN OF DISTRIBUTION; TERMS OF THE OFFERING                                   15
--------------------------------------------------------------------------------
BUSINESS                                                                      17
--------------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS                                                                    24
--------------------------------------------------------------------------------
MANAGEMENT                                                                    27
--------------------------------------------------------------------------------
EXECUTIVE COMPENSATION                                                        28
--------------------------------------------------------------------------------
PRINCIPAL STOCKHOLDERS                                                        29
--------------------------------------------------------------------------------
DESCRIPTION OF SECURITIES                                                     30
--------------------------------------------------------------------------------
CERTAIN TRANSACTIONS                                                          31
--------------------------------------------------------------------------------
LITIGATION                                                                    32
--------------------------------------------------------------------------------
EXPERTS                                                                       32
--------------------------------------------------------------------------------
LEGAL MATTERS                                                                 32
--------------------------------------------------------------------------------
FINANCIAL STATEMENTS                                                          32
--------------------------------------------------------------------------------
        Other
--------------------------------------------------------------------------------
        Articles Of Incorporation
--------------------------------------------------------------------------------
        Bylaws
--------------------------------------------------------------------------------
        Specimen Stock Certificate
--------------------------------------------------------------------------------
        Opinion of Bernard Pinsky regarding the legality of the
        Securities being issued
--------------------------------------------------------------------------------
        Geological Report on the Bell Mineral Claims
--------------------------------------------------------------------------------
        Option to Purchase and Royalty Agreement
--------------------------------------------------------------------------------
        Trust Agreement


--------------------------------------------------------------------------------
        Consent of Cordovano & Harvey, P.C, Certified Public Accountants
--------------------------------------------------------------------------------
        Subscription Agreement
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                         SUMMARY OF PROSPECTUS
                         ---------------------
--------------------------------------------------------------------------------


This summary provides an overview of selected information contained in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus, and particularly the Risk Factors section, review our financial statements and review all other information that is incorporated by reference in this prospectus.

Summary Information about Our Company
-------------------------------------

We incorporated in the State of Nevada on September 13, 2001 and we have not generated any revenues from operations. See the "Business" section for a more detailed description of our business operations.

On September 23, 2001, we issued 1,500,000 shares of common stock to Brian C. Doutaz, our president, chief executive officer and director in consideration of services rendered in the raising of seed capital, negotiating an agreement and to organize the Corporation; on September 23, 2002 we issued a further 3,500,000 shares of common stock to Brian C. Doutaz for cash consideration of $3,500; in each case pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

In October, 2001, we issued 2,500,000 shares of common stock to 5 arms-length individuals on a private placement basis pursuant to the exemption from registration contained in Section 504D of the Securities Act of 1933; none of the individuals owns 5% or greater of the issued and outstanding stock.

In November, 2001, we issued 2,800,000 shares of common stock to 6 arms-length individuals on a private placement basis pursuant to the exemption from registration contained in Section 504D of the Securities Act of 1933; none of the individuals owns 5% or greater of the issued and outstanding stock.

Our administrative office is located at 12880 Railway Avenue, Unit 35, Richmond, British Columbia, Canada V7E 6G4, telephone (604) 644-5139 and our registered statutory office is located at 2267 Aria Drive, Henderson, Nevada 89052. Our fiscal year end is May 31.

The Offering
------------

The following is a brief summary of this offering. Please see the "Plan of Distribution; Terms of the Offering" in this prospectus for a more detailed description of the terms of the offering.


================================================================================
Securities Being Offered:              Up to 2,000,000 shares of common stock,
                                       par value $0.001.
--------------------------------------------------------------------------------
Offering Price per Share:              $0.05
--------------------------------------------------------------------------------
Offering Period:                       The shares are being offered for a period
                                       not to exceed 90 days, unless extended by
                                       our board of directors for an additional
                                       90 days.
--------------------------------------------------------------------------------
Net Proceeds to Our Company:           Approximately $85,000. See "Use of
                                       Proceeds."
--------------------------------------------------------------------------------
Use of Proceeds:                       We will use the proceeds to pay for
                                       offering expenses, exploration and
                                       working capital. See "Use of Proceeds."
--------------------------------------------------------------------------------
Number of Shares Outstanding Before    10,300,000 See "Description of
the Offering:                          Securities."
--------------------------------------------------------------------------------
Number of Shares Outstanding After     12,300,000 See "Description of
the Offering:                          Securities."
================================================================================

--------------------------------------------------------------------------------
                                  RISK FACTORS
                                  ------------
--------------------------------------------------------------------------------


AN INVESTMENT IN THESE SECURITIES INVOLVES AN EXCEPTIONALLY HIGH DEGREE OF RISK AND IS EXTREMELY SPECULATIVE. IN ADDITION TO THE OTHER INFORMATION REGARDING OUR COMPANY CONTAINED IN THIS PROSPECTUS, YOU SHOULD CONSIDER MANY IMPORTANT FACTORS IN DETERMINING WHETHER TO PURCHASE THE SHARES BEING OFFERED. THE FOLLOWING RISK FACTORS ARE SOME OF THE POTENTIAL AND SUBSTANTIAL RISKS WHICH COULD BE INVOLVED IF YOU DECIDE TO PURCHASE SHARES IN THIS OFFERING.

RISKS ASSOCIATED WITH OUR COMPANY:

1.   We Have No Operating History; Have a History of Losses and Expect Losses
     ------------------------------------------------------------------------
     to Continue
     -----------

     We were incorporated in September 2001 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:
          * our ability to locate a profitable mineral property;
          * our ability to generate revenues; and
          * our ability to reduce exploration and development costs.

     Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the exploration of our mineral properties. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business".

2.   Title to Our property is Registered in the Name of Another Person
     -----------------------------------------------------------------

     Title to our property is not registered in our name but is registered in the name of Angel Jade Mines Ltd., a privately held British Columbia company which holds title to the claims on behalf of Mayan Minerals Ltd, also a private British Columbia company, each at arms length to Sterling; Brian C. Doutaz, one of our directors, is acting as trustee for us under the Option To Purchase And Royalty Agreement (the "Agreement"). In the event Angel Jade were to grant another person a deed of ownership which was subsequently registered prior to our deed, the third party would obtain good title and we would have nothing. Similarly, if Mayan were to grant an option to another party, that party would be able to enter the property, carry out certain work commitments and earn right and title to the property and we would have little recourse as we would be harmed, will not own any property and would have to cease operations. However, in either event, Mayan would be liable to us for monetary damages for breach of the Agreement. The extent of that liability would be for our out of pocket costs for expenditures on the property, if any, in addition to any lost opportunity costs if the property proved to be of value in the future. It is our intention to incorporate a Canadian subsidiary corporation and record the deed of ownership in the name of our subsidiary if gold or silver is discovered on the property and it appears that it would be economical to commercially mine the property.

3.   Speculative Nature of Mineral Exploration Industry; Exploration Stage;
     ----------------------------------------------------------------------
     and No Known Ore Reserves
     -------------------------

     Gold and silver metal exploration is highly speculative. We are in the very early exploration stage and are dependent on the proceeds from this offering to start our exploration program. We cannot guarantee that:
          * our exploration will be successful;
          * any production will be obtained;
          * or that production, if obtained, will be profitable.

4.   Price of Gold is Low


     --------------------

     The price of gold is currently low to moderate. When general economic conditions are good, the price of gold tends to be down. Currently, the mining industry remains somewhat depressed and mineral values have been very low over the last several years, making it difficult to conduct operations profitably. See "Business."

5.   Transportation Difficulties and Weather Interruptions
     -----------------------------------------------------

     Our proposed exploration work can only be performed four to five months out of the year. This is because rain and snow cause roads leading to our claims to be impassible during seven to eight months of the year. When roads are impassible, we are unable to work. See "Business."



6.   Our Small Size and Lack of Capital
     ----------------------------------

     There is competition in the mineral exploration and development industry. Because we are small and do not have much capital, we must limit our exploration and development; as a result, we may not have enough money to complete our exploration of the property. Because we are exploring raw undeveloped land, we do not know how much we will have to spend to find out if there is mineralized material on our property. It could cost as little as $29,000 or as much as $180,000 for the first three phases alone to find out. The first $15,000 we raise will be used to cover the cost of this offering before we spend any money on the projected exploration program. In addition, we do not know how much money we will be able to raise in this offering. If it turns out we have not raised enough money to complete at least the first stage of our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and cannot raise it, we will have to suspend or cease our operations. Further, there are other larger mining companies that could and probably would spend more time and money in exploring our property. As a result of our limited capital, we may not be able to hire qualified employees.

7.   Supply Factors
     --------------

     Competition and unforeseen limited sources of supplies in the industry could result in occasional shortages of supplies of certain products, equipment or materials we may use in our operations. We cannot guarantee we will be able to obtain certain products, equipment and/or materials which we require, without interruption. See "Business."

8.   Factors Affecting Our Operations
     --------------------------------

     Our success depends on a number of factors, many of which are beyond our control. These factors are:
          * the rates of and costs associated with the exploration of our properties;
          * capital expenditures and other costs relating to the expansion of our business;
          * fluctuations in the price of minerals;
          * changes in operating expenses;
          * changes in our exploration and development strategy;
          * personnel changes;
          * the introduction of alternative mining technologies;
          * the effect of other potential property acquisitions; and
          * increased competition in our current and prospective markets.

     Our success will also depend on our ability to identify, produce and market minerals located on our properties. If minerals are not located, we will cease exploration activities . If minerals are located, but we can't market them, we will cease mining operations. Due to these factors, our operating results and/or growth rate may be below the expectations of our management and investors, which could adversely affect the value of any shares you purchase in this offering. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business".

9.   The Risks of Buying Low-Priced Stocks
     -------------------------------------

     Our common stock is defined as a "penny stock" under the Securities and Exchange Act of 1934, and its rules. The Exchange Act and the penny stock rules impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors. Accredited investors are:
          * institutions with assets in excess of $5,000,000;
          * individuals with net worth in excess of $1,000,000; or
          * individuals with income exceeding $200,000, or $300,000 jointly with a spouse.

     For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain disclosures in penny stock transactions, including:
          * the actual sale or purchase price;
          * the actual bid and offer quotations;
          * the compensation to be received by the broker-dealer and certain associated persons, and;
          * deliver certain disclosures required by the Securities and Exchange Commission.

     Because of the foregoing additional obligations imposed upon brokers, some brokers will not buy or sell our common stock. This means that you will not be able to sell your shares as easily as shares in larger corporations.

10.  Control of Our Company After the Offering
     -----------------------------------------

     If all the shares we are offering in this prospectus are sold, which we can't guarantee, new shareholders will own approximately 16.26% of our outstanding common stock. Our existing stockholders will own approximately 83.74% of the outstanding shares. As a result, after completion of this offering, regardless of the number of shares we sell, our existing stockholders will be able to elect all of our directors and control our operations. Our Articles of Incorporation do not provide for cumulative voting. Cumulative voting is a process that allows a shareholder to multiply the number of shares he owns times the number of directors to be elected. That number is the total votes a person can cast for all of the directors. Those votes can be allocated in any manner to the directors being elected. Cumulative voting, in some cases, will allow a minority group to elect at least one director to the board. Our existing stockholders do not intend to purchase any shares in this offering. This means that existing shareholders will not be expanding their ownership. See "Principal Stockholders" and "Description of Securities."

11.  Further Dilution of Your Investment
     -----------------------------------

     Further dilution is likely if we issue additional shares at a lower price than the current offering price and either no trading market exists for our stock or the trading is at a price substantially lower than this offering price. See "Dilution of the Price You Pay for Your Shares".

12.  Benefits to the Company's Present Shareholders
     ----------------------------------------------

     This offering will result in certain benefits to Brian C. Doutaz who is a senior officer and director. Mr. Doutaz owns 5,000,000 of the total 10,300,000 outstanding shares of our company. He paid a cash consideration of $3,500 for 3,500,000 shares and was issued 1,500,000 shares in lieu of payment for services rendered in organizing the Corporation and for negotiating an agreement. You, on the other hand, will be providing the majority of the cash for our company's operations. See "Principal Stockholders".

13.  No Public Trading Market for the Shares
     ---------------------------------------

     There is currently no trading in our common stock. We cannot guarantee you that an active trading market in our shares will develop in the near future, even if this offering is successfully completed. Even if a trading market is developed, we cannot guarantee that it will be sustained for any period of time. See "Plan of Distribution".


14.  There is No Minimum Number of Shares that Must Be Sold and No Escrow
     --------------------------------------------------------------------
     Account
     -------

     There is no minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by the Company for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

15.  You Will Incur Immediate and Substantial Dilution
     -------------------------------------------------

     Our existing stockholders acquired their shares at a cost substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares. See "Dilution of the Price You Pay for Your Shares".

16.  We Do Not Pay Cash Dividends on Our Common Stock
     ------------------------------------------------

     We have not paid any cash dividends on our common stock to date and we will not be paying cash dividends to stockholders in the foreseeable future. Any income we receive from operations will be reinvested and devoted to our future business operations and/or to expansion. See " Description of Securities".

17.  Impact of Potential Future Sales of our Common Stock
     ----------------------------------------------------

     A total of 5,000,000 shares of stock were issued to a senior officer and director. He paid an average price of $0.001. He will likely sell a portion of his stock if the market price goes above $0.05. If he does sell his stock into the market, the sales may cause the market price of the stock to drop. See "Principal Stockholders".

          CAUTIONARY STATEMENT REGARDING FORWARDING-LOOKING STATEMENTS
          ============================================================

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Such factors include, those discussed in "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" as well as those discussed elsewhere in this prospectus. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events.


--------------------------------------------------------------------------------
                              USE OF PROCEEDS
                              ---------------
--------------------------------------------------------------------------------

Our offering is being made on a best efforts - no minimum basis. The net proceeds to us from the sale of up to 2,000,000 shares offered at a public offering price of $0.05 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $15,000 for legal, accounting, printing and other costs in connection with this offering.

The table below shows how proceeds from this offering would be used for scenarios where our corporation sells various amounts of the shares and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth.


========================================================================================
Percent of total shares offered              25%         50%         75%        80%
----------------------------------------------------------------------------------------
Shares Sold                                500,000   1,000,000   1,500,000   2,000,000
----------------------------------------------------------------------------------------
                                              $           $           $           $
Gross Proceeds from offering               25,000     50,000      75,000      100,000
Less Offering expenses                     15,000     15,000      15,000       15,000
                                          -------     ------      ------      -------
Net Offering proceeds                      10,000     35,000      60,000       85,000

Use of Net Proceeds
Wages & Fees                               10,000     10,000      10,000       10,000
Grid Materials                                500        500         500          500
Geological & Geochemical Supplies             300        300         300          300
Assaying                                    1,000      1,000       1,000        1,000
EM Survey                                   2,000      2,000       2,000        2,000
Camp Equipment, Operation                   2,000      2,000       2,000        2,000
Helicopter                                 10,000     10,000      10,000       10,000
Diamond Drilling                           10,200     10,200      10,200       10,200
Contingencies                               5,000      5,000       5,000        5,000
Working Capital                           (18,000)     7,000      32,000       57,000
                                          -------     ------      ------      -------
Total Use of Proceeds                      10,000     35,000      60,000       85,000
========================================================================================



The net proceeds from this offering will be as much as $85,000, assuming all shares are sold, which we can't guarantee, after deducting $15,000 for estimated offering expenses including legal and accounting fees. We will use the proceeds for exploration and working capital. We expect to spend between $29,000, based on completing only the first phase of a three phase exploration program, and $165,000 to fully complete our initial exploration activities. Our exploration expenditures could vary from $29,000 to $180,000 depending upon what we encounter in the exploration process and how far we progress on the scheduled three phase exploration program. If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and can't raise it, we will have to suspend or cease operations.

The use of net proceeds table above describes the expenses that will be incurred in association with Phase 1 of the projected exploration program. Phases 2 and 3 of the exploration program will not be implemented until the success of Phase 1 has been evaluated to determine whether further exploration work is warranted. For this reason we will retain as working capital any sums not utilized in Phase 1 until further financing is obtained for Phases 2 and 3 assuming further exploration work is warranted.

Phase 1 of our exploration program will cost $29,000. If justified we will then continue on to Phase 2 at a cost of $67,000. If the results of Phase 2 warrant further work, Phase 3 will be implemented at a cost of $84,000. If economically viable mineralization is found, of which there is no assurance, we anticipate that overall development costs would range between $5,000,000 and $15,000,000, depending upon the type of mineralization, the rate of return, the production rate and the type of mining and ore processing that would be utilized.

Although we have a wide ranging projected exploration program, we do not know how much money will ultimately be needed for exploration. We believe that the required exploration work for the projected initial three phase program will cost up to $180,000 and will take up to three years (three working seasons) to complete. Further work must then be carried out to determine the extent of the gold and silver bearing ores and whether they might be economically viable to mine over the long term. Therefore, costs of exploration are not limited to the initially described three phase exploration program. Assuming minerals are found that would indicate long term development of the property was warranted, we are a junior resource company without the necessary financial resources or contacts to be able to bring the property through its development stage, let alone complete environmental impact studies that would be required by various authorities both provincially and federally. We would then be required to locate working partnerships with other mineral exploration companies and have them contribute financially to the exploration and development plans. In the long term, we would look to sell the property to a major resource development company with the intention of keeping a small carried interest in the property or we would sell our interest in the Claims for cash and shares.

Working capital includes the cost of our office operations including telephone, printing, faxing, the use of secretarial services and administrative expenses such as office supplies, postage and delivery charges. We do not pay rent as Mr. Doutaz provides office space at no charge to us.

Our offering expenses are comprised of an SEC filing fee, legal and accounting expenses, printing and transfer agent fees and any necessary state registration fees. Mr. Doutaz will not receive any compensation for his efforts in selling our shares.

We will not be able to conduct meaningful exploration activities unless approximately 25% of the offering is sold. In addition, unless approximately 25% of the offering is sold, all of our paid in capital will have been utilized to pay the expenses of this offering. It is possible that no proceeds may be raised from this offering. It is also possible that some, but not all of the 2,000,000 shares offered will be sold. If fewer than 50% of the shares are sold, we will have to delay or modify our plan. There can be no assurance that any delay or modification will not adversely affect our development. If we require additional funds, as noted above, in order to develop our plan, such funds may not be available on terms acceptable to us.

Any funds not used for the purposes indicated will be used for general working capital. If less than the entire offering is completed, funds will be applied according to the priorities outlined above. For example, if less than $10,000 is received, the entire amount will be applied toward legal and accounting fees for this offering as well as quarterly and annual reports required under the Securities Exchange Act of 1934.

While we currently intend to use the proceeds of this offering substantially in the manner set forth above, we reserve the right to reassess and reassign such use if, in the judgement of our board of directors, such changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

-

-------------------------------------------------------------------------------
                     DETERMINATION OF OFFERING PRICE
                     -------------------------------
-

-------------------------------------------------------------------------------

The price of the shares we are offering was arbitrarily determined in order for us to raise up to $100,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:
     * our lack operating history;
     * the proceeds to be raised by the offering;
     * the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and;
     * our relative cash requirements. See "Plan of Distribution ".

-

-------------------------------------------------------------------------------
                              CAPITALIZATION
                              --------------
-

-------------------------------------------------------------------------------

The following table sets forth our capitalization at May 31, 2002, on a historical basis and as adjusted to reflect the sale of the shares.

This table should be read in conjunction with the section entitled, "Management's Discussion and Analysis of Financial Condition and Results of Operations", our Financial Statements and Notes; and other financial and operating data included elsewhere in this prospectus.

================================================================================
                               May 31, 2002 Actual   As Adjusted After Offering
================================================================================
Stockholder's Equity:

-

-------------------------------------------------------------------------------
Common Stock:
-

-------------------------------------------------------------------------------
500,000,000 shares
authorized, par value $0.001
-

-------------------------------------------------------------------------------
10,300,000 issued and               $ 10,300
outstanding
-

-------------------------------------------------------------------------------
12,300,000 issued and                                          $ 12,300
outstanding
-

-------------------------------------------------------------------------------
Additional Paid-in Capital          $ 26,000                   $109,000
-

-------------------------------------------------------------------------------
Deficit accumulated during the      $ (8,056)                  $ (8,056)
development stage
-

-------------------------------------------------------------------------------
TOTAL STOCKHOLDERS'                 $ 28,244                   $113,244
EQUITY (deficit)
================================================================================

-

-------------------------------------------------------------------------------
              DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES
              ---------------------------------------------
-

-------------------------------------------------------------------------------

"Dilution" represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. "Net tangible book value" is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. See "Principal Stockholders."

Our net book value prior to the offering, based on our May 31, 2002 financial statements was $28,244 or approximately $0.0027 per common share. Prior to selling any shares in this offering, we had 10,300,000 shares of common stock outstanding, 5,000,000 shares ($0.001 per share)of which were purchased by the founding shareholder for $3,500 in cash and $1,500 in services rendered pertaining to the organization of the Corporation and the raising of initial seed capital, 2,500,000 shares of which were purchased by five arms length individuals for $2,500 in cash ($0.001 per share) and 2,800,000 shares which were purchased by six arms length individuals for $25,000 in cash ($0.01 per share). We are now offering up to 1,000,000 shares at a price of $0.05 per share. If all shares being offered are sold, we will have 12,300,000 shares outstanding upon completion of the offering. Our post offering pro forma net book value, which gives effect to the receipt of the net proceeds from the offering on all shares sold but does not take into consideration any other changes in our net tangible book value, will be $113,244 or approximately $0.0092 per share. This would result in dilution to investors in this offering of $0.0408 per share, or approximately 82% from the public offering price of $0.05 per share. Net tangible book value per share would increase $0.0065 per share for our current shareholders.

The following table sets forth the estimated net tangible book value (the "NTBV") per share after the offering and the dilution to persons purchasing shares based upon various levels of sales achieved:

Dilution Table
================================================================================
Percent of Offering Sold               25%         50%         75%        100%
--------------------------------------------------------------------------------
Shares sold                          500,000   1,000,000   1,500,000   2,000,000
================================================================================
Public offering price/share           $0.05       $0.05       $0.05        $0.05
--------------------------------------------------------------------------------
NTBV/share prior to offering          $0.0027     $0.0027     $0.0027     $0.027
--------------------------------------------------------------------------------
Net proceeds to Sterling *           $10,000     $35,000     $60,000     $85,000
--------------------------------------------------------------------------------
Total shares outstanding          10,800,000  11,300,000  11,800,000  12,300,000
--------------------------------------------------------------------------------
Increase due to new shareholders      $0.0008     $0.0029     $0.0048    $0.0065
--------------------------------------------------------------------------------
Post offering pro forma NTBV/ share   $0.0035     $0.0056     $0.0075    $0.0092


================================================================================

   * It is possible that we may not sell any of the shares, in which case the proceeds to Sterling will be $0.

Comparative Data
----------------

The following table sets forth with respect to existing shareholders and new investors, a comparison of the number of shares of common stock acquired from our company, the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share


--------------------------------------------------------------------------------------------------------
                              Shares Purchased                Total Consideration       Average Price
--------------------------------------------------------------------------------------------------------
                           Number          Percent          Amount          Percent       Per Share
========================================================================================================
Founding shareholder        5,000,000        40.7%        $  3,500              2.6%        $0.001
--------------------------------------------------------------------------------------------------------
Existing shareholders       5,300,000        43.1%        $ 30,500             22.8%        $0.01
--------------------------------------------------------------------------------------------------------
New shareholders            2,000,000        16.2%        $100,000             74.6%        $0.05
--------------------------------------------------------------------------------------------------------
Total                      12,300,000       100%          $134,400            100%          $0.0109
========================================================================================================

Upon completion of this offering the net tangible book value of the 12,300,000 shares to be outstanding, assuming all shares are sold, will be $113,244, or approximately $0.0092. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0065 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.0092 per Share.

After completion of this offering, new shareholders will own approximately 16.26% of the total number of shares then outstanding shares for which you will have made a cash investment of $100,000, or $0.05 per Share. Our existing stockholders will own approximately 83.74% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $34,000, or approximately $0.0033 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

================================================================================
Existing Stockholders
---------------------
--------------------------------------------------------------------------------

Price per Share                                                    $      0.0033
--------------------------------------------------------------------------------
Net tangible book value per Share before Offering                  $     28,244
--------------------------------------------------------------------------------
Net tangible book value per Share after Offering                   $    113,244
--------------------------------------------------------------------------------
Increase to present Stockholders in net tangible book              $      0.0066
value per Share after Offering
--------------------------------------------------------------------------------
Capital contributions                                              $    134,000
--------------------------------------------------------------------------------
Number of Shares Outstanding before the Offering                     10,300,000
--------------------------------------------------------------------------------
Number of Shares after Offering held by Existing Stockholders        10,300,000
--------------------------------------------------------------------------------
Percentage of ownership after Offering                                    83.74%
--------------------------------------------------------------------------------

Purchasers of Shares in This Offering
-------------------------------------
--------------------------------------------------------------------------------

Price per Share                                                    $      0.05
--------------------------------------------------------------------------------
Dilution per Share                                                 $      0.0408
--------------------------------------------------------------------------------
Capital contributions                                              $    100,000
--------------------------------------------------------------------------------
Number of Shares after Offering held by Public Investors              2,300,000
--------------------------------------------------------------------------------
Percentage of ownership after Offering                                     16.2%
================================================================================


--------------------------------------------------------------------------------
                  PLAN OF DISTRIBUTION; TERMS OF THE OFFERING
                  -------------------------------------------
--------------------------------------------------------------------------------

The Offering Will Be Sold By One of Our Officers
------------------------------------------------

We are offering up to a total of 2,000,000 shares of common stock on a best efforts basis, no minimum, 2,000,000 shares maximum. The offering price is $0.05 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

There is no minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by the Company for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

We will sell the shares in this offering through Brian C. Doutaz, one of our officers and directors. Mr. Doutaz will receive no commission from the sale of any shares. Mr. Doutaz will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

1. None of such persons is subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,
2. None of such persons is compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
3. None of such persons is, at the time of his participation, an associated person of a broker-dealer; and
4. All of such persons meet the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

We intend to advertise and hold investment meetings in various states where the offering will be registered. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

Offering Period and Expiration Date
-----------------------------------

This offering will commence on the date of this prospectus and continue for a period of 90 days. We may extend the offering period for an additional 90 days unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing
----------------------------

If you decide to subscribe for any shares in this offering, you must

1.   execute and deliver a subscription agreement; and
2.   deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Sterling Group Ventures, Inc."

Right to Reject Subscriptions
-----------------------------

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

--------------------------------------------------------------------------------
                                     BUSINESS
                                     --------
--------------------------------------------------------------------------------

General
-------

We were incorporated in the State of Nevada on September 13, 2001. We are engaged in the acquisition, exploration and development of mining properties. We maintain our statutory registered agent's office at 2267 Aria Drive, Henderson, Nevada 89052 and our business office is located at 12880 Railway Avenue, Unit 35, Richmond, British Columbia, Canada V7E 6G4. Our telephone number is (604) 644-5139.

Background
----------

In May 2002, Brian C. Doutaz, our President and a member of the board of directors, acting as Trustee on our behalf, acquired one mineral property containing four mining claims in British Columbia, Canada by entering into an Option To Purchase And Royalty Agreement with Mayan Minerals Ltd. the beneficial owner of the Claims, title of which is held by Angel Jade Mines Ltd., each private arms-length British Columbia companies, to acquire the claims by making certain expenditures and carrying out certain exploration work on the claims through a third party. A Trust Agreement between Sterling and Mr. Doutaz was established to avoid having to pay additional fees and establish a subsidiary at this early stage of our corporate development. In the event Angel Jade were to grant another deed which is subsequently registered prior to our deed, the third party would obtain good title and we would have nothing. Similarly, if Mayan were to grant an option to another party, that party would be able to enter the property, carry out certain work commitments and earn right and title to the property; we would have little recourse as we would be harmed, will not own any property and would have to cease operations. However, in either event, Mayan would be liable to us for monetary damages for breach of the Agreement. The extent of that liability would be for our out of pocket costs for expenditures on the property, if any, in addition to any lost opportunity costs if the property proved to be of value in the future.

Under British Columbia law, if the ownership of the property were to be passed to us and the deed of ownership were to be recorded in our name, we would have to pay a minimum of $500 and file other documents since we are a foreign corporation in Canada. We would also be required to form a British Columbia corporation that contains a board of directors, a majority of which will have to be British Columbia residents and obtain audited financial statements for that corporation. We have decided that if gold and silver is discovered on the Claims and it appears that it will be economical to remove the gold and silver, we will record the deed of ownership, pay the additional tax and file as a foreign corporation or establish a corporate subsidiary in British Columbia. The decision to record or not record is solely within our province.

All Canadian lands and minerals which have not been granted to private persons are owned by either the federal or provincial governments in the name of Her Majesty. Ungranted minerals are commonly known as Crown minerals. Ownership rights to Crown minerals are vested by the Canadian Constitution in the province where the minerals are located. In the case of our property, that is the province of British Columbia. In the 19th century the practice of reserving the minerals from fee simple Crown grants was established. The legislation ensures that minerals are reserved from Crown land dispositions. The result is that the Crown is the largest mineral owner in Canada, both as fee simple owner of crown lands and through mineral reservations in Crown grants. Most privately held mineral titles are acquired directly from the Crown. Our property is one such acquisition. Accordingly, fee simple title to our property resides with the

Crown. Our Claims are mining leases issued pursuant to the British Columbia Mineral Act. The lessee has exclusive rights to mine and recover all of the minerals contained within the surface boundaries of the lease continued vertically downward.

The property is unencumbered and there are no competitive conditions which affect the property. Further, there is no insurance covering the property and we believe that no insurance is necessary since the property is unimproved and contains no buildings or improvements.

The names, tenure numbers, date of recording and expiration date of the Claims is as follows:

================================================================================
 Claim Name      Tenure Number       Recording Date          Expiry Date
================================================================================
   Bell 1            362113          April 24, 1998          April 24, 2004
--------------------------------------------------------------------------------
   Bell 2            362114          April 24, 1998          April 24, 2004
--------------------------------------------------------------------------------
   Bell 3            362115          April 24, 1998          April 24, 2004
--------------------------------------------------------------------------------
   Bell 4            362116          April 24, 1998          April 24, 2004
================================================================================

Our property consists of the above-described four claims which total approximately 250 acres. The property was selected for acquisition due to its cost, previously recorded exploration work, and because the property is not located in an environmentally sensitive region. This information was determined by reviewing the British Columbia government website located at http://www.gov.bc.ca/em . This website contains a detailed description of the rock formation and mineralization of all staked lands in British Columbia. The information can be viewed by clicking on "The Map Place", then, after downloading "Autodesk Mapguide", by clicking on "Available Maps" and then "Mineral Titles Map". You can then enter in one of our four claim tenure numbers in the "Zoom GoTo" search window to view the area of our property. For title information you can go back to the "Mineral Titles Map" in the lower window, under the heading "Contents" and then "Database Searches" click on "Tenure Number" and enter one of the four claim tenure numbers as indicated above to view the Mineral Titles Tenure Detail. This website database contains a detailed description of the rock formation, mineralization and ownership of all staked lands in British Columbia.

To keep the Claims in good standing, such that they do not expire on the dates indicated in the paragraph above, we must begin exploration on or before April 24, 2004 or pay $150 per claim to prevent the property from reverting to the Crown.

The claims are held in trust by Mr. Doutaz on behalf of the Corporation. To date we have not performed any work on the property.

It is our intention to incorporate a Canadian subsidiary corporation and record the deed of ownership in the name of our subsidiary if gold and silver are discovered on the property and it appears that it would be economically viable to commercially mine the property.

Physiography
------------

The property is located approximately 25 miles south west of Telkwa, B.C., at 54 37' north latitude and 127 40' west longitude, one-half mile north of Milk Creek, at an approximate median elevation of six thousand feet.

Access can be obtained by four-wheel drive vehicle from Telkwa along the B.C. Hydro power line access road that extends through Telkwa Pass. The centre of the property lies approximately one mile west of the 25-mile point from Telkwa. Access can also be gained by helicopter from Smithers, B.C., approximately 30 miles.

The existing roads leading to our property are rough-graded dirt. During rainy weather the roads are sometimes inaccessible or washed out. During the winter months there is too much snow cover to be able to access the property.

General Geology
---------------

The Smithers map-area is underlain by the Lower and Middle Jurassic, essentially volcanic Hazelton Group; by the Middle and Upper Jurassic mainly sedimentary Bowser Lake Group; by the Volcanic and sedentary Lower Cretaceous Skeena Group; and, by the Tertiary volcanic Endako and Ootsa Lake Groups. The Early Jurassic Topley Intrusions cut the lower part of the Hazelton Group and a variety of intermediate to acidic plutons of Late Cretaceous to Eocene age intrude most older units throughout the area.

Structurally the area is dominated by a multitude of steep normal faults. Few contacts between map-units are unfaulted and these are mainly intrusive or contacts between younger map-units. Folding is common only in the few sedimentary units and is spatially and genetically related to the Eocene thrust faults." (Tipper, 1976)

Local Geology
-------------

The oldest rocks in the area of the project are Hazelton Group volcanics of Middle Jurassic age. The oldest, Telkwa Formation of variegated red, maroon, grey-green breccia, tuff and flows of basaltic to rhyolitic composition are found in fault contact with a red tuff member of the Nilkitwa Formation, a red to brick red, fine-grained tuff and fine breccia.

Nakina Intrusions of Eocene age are found in outcrop as a small plug in the center of the claim group. These intrusions are composed of quartz monzonite and felsite, in part porphyritic.

The normal fault, which virtually cuts the project area is half, has been traced north - south for 50 miles. This fault, in combination with the intrusions, was probably the heat source for the mineralizing fluids.

Mineralization
--------------

The mineralization is hosted in quartz veins and altered members of a metasedimentary - volcanoclastic package. Detailed mapping has yet to be carried out on the property. The gold and silver values often occur in association with a sulphide mix of galena, sphalerite, chalcopyrite, pyrite and pyrrhotite.

Sample Results
--------------

Bulk Sample - smelter shipment - 1929
-------------------------------------
36 sacks - no weights. Smelter assay - 0.60 ounces per ton gold, 375.00 ounces per ton silver and 2.4% copper

Lacana Mining Corporation - 1981
--------------------------------
Lacana has reported the assay results from 37 samples of representative material collected near old workings and channeled from veins. The Lacana methodology was to remove continuous chip samples using two rock picks, one as a moil and one as a striking hammer. Samples were collected in plastic sample bags, tagged and flown to Min-En Laboratories' facility in Smithers where they were crushed, pulverized and analyzed using standard fire-assay and chemical techniques for gold, silver and lead. Some check assays were performed at Bondar Clegg Laboratories on rejects supplied by Min-En, on those samples that reported high values on the initial assay returns. The assays ranged from 0.001 to 0.880 ounces per ton gold, 0.02 to 113.06 ounces per ton silver and 0.01% to 7.92% lead in chip and grab samples across intervals as much as 3 meters.

R. T. Heard & Associates Ltd. - 1997
------------------------------------
During a re-examination of the property in 1997, Mr. Heard, the author of the report on the property, re-sampled the main pit area - samples 119001 and 002 and the inclined shaft dump 19011. As well, two trenches were dug along strike from the pit area, chip sampled and analyzed using a 30 element induced coupled plasma (ICP) procedure which provided results of 0.012 to 0.593 ounces per ton of gold, 3.05 to 223.32 ounces per ton of silver and 0.17% to 2.06% lead.


Our Proposed Exploration Program - Plan of Operation
----------------------------------------------------

Our business plan is to proceed with initial exploration of the Bell mineral Claims to determine if there are commercially exploitable deposits of gold and silver. Mt R.T. Heard, P. Eng., authored the "Geological Report On The Bell 1-4 Minerals Claims (the "Report"), dated May 31, 2002 in which is recommended a three phase exploration program to properly evaluate the potential of the Claims. We must conduct exploration to determine what minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed. We anticipate that Phase 1 of the recommended geological exploration program will cost $29,000. We had $28,244 in cash reserves as of May 31, 2002. Accordingly, we will not be able to proceed with the exploration program without additional financing. Mr. Heard, our geologist, will be engaged to complete the first phase of the work program. It is the intention of the Corporation to carry out the work in late September or October, 2002, predicated on completion of the offering described in this document. We will assess the results of this program upon receipt of Mr. Heard's report.

We do not claim to have any ores or reserves whatsoever at this time on any of our properties.

Phase 1 will begin by establishing a base line with 25-meter stations and cross lines run every 50 meters for 100 meters each side of the baseline. We will then geologically map the grid and conduct an electromagnetic survey over the grid with readings taken every 25 meters along the lines followed by rock and geochemical sampling of those areas determined by the geological and EM surveys. This will entail taking rock samples from the property to a laboratory where a determination of the elemental make up of the sample and the exact concentrations of gold, silver and lead will be made. We will then compare the relative concentrations of gold, silver and lead in samples so the results from different samples can be compared in a more precise manner and plotted on a map to evaluate their significance.

Where available, existing trenches, prospect pits and the like will be examined. If an apparent mineralized zone is identified and narrowed down to a specific area by the studies, we may then employ minor trenching of the areas. Trenches are generally 100 feet in length and 10 to 20 feet wide. These dimensions allow for a thorough examination of the surface of the vein structure types generally encountered in the area. They also allow easier restoration of the land to its pre-exploration condition when we conclude our operations. Once excavation of a trench is completed, samples are then taken and analyzed for economically valuable minerals that are known to have occurred in the area. Trench and rock samples as well as diamond drilled samples will be tested for traces of gold, silver, lead, copper, zinc, iron and other minerals; however, our primary focus is the search for gold and silver.

The Report calls for approximately 600 feet of diamond drilling in Phase 1 which is an essential component of exploration and aids in the delineation and definition of any deposits. The geophysical work gives a general understanding of the location and extent of mineralization at depths that are unreachable by surface excavations and provides a target for more extensive trenching and core drilling. We expect the costs of the geophysical work to be approximately $2,000 and the diamond drilling to be $7,000. Trenching and other work done in previously recorded exploration programs will be the guide for the locations of the diamond drilling program.

These surveys will require one week for the base work and an additional two to three months for analysis and the preparation of a report on the work accomplished along with an evaluation of the work and will bear an estimated total cost of $29,000. This cost is made up of wages and fees, grid materials (pickets, paint, flagging etc.), helicopter and EM survey costs, diamond drilling, geological and geochemical supplies, assaying, camp equipment and operation costs. It is the intention of the Corporation to carry the work out in September or October, 2002, predicated on completion of the offering described in this document.

Phase 2 will not be carried out until the summer of 2003 and will be contingent upon favourable results from Phase 1 and any specific recommendations of Mr. Heard, our geologist. It will be directed towards the continuation of the diamond drilling. It is anticipated that some additional geological mapping, prospecting and some geochemical sampling will take place as the drilling progresses but separate funding for that is not contemplated here. The second phase will require approximately two weeks work and will cost approximately $67,000 comprised of wages, fees and camp operations, diamond drilling assays and related. A further three months will be required for analysis and the preparation of a report on the work accomplished along with an evaluation of the work.

We have contemplated a third phase of exploration which would continue the diamond drill program if results from the phase 2 program remain positive. Cost of the third phase of exploration is estimated to be $83,000 and will take two weeks to complete during the summer of 2004 with an additional three months required to complete the analysis and the preparation of a report on the work accomplished along with an evaluation of the work and further recommendations. Mr. Heard will conduct all three phases of the exploration program

Initially, we do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the property ourselves.

Competitive Factors
-------------------

The gold mining industry is highly fragmented. We are competing with many other exploration companies looking for gold and silver. We are among the smallest exploration companies in existence and are an infinitely small participant in the gold mining business which is the foundation of the founding and early stage development of the mining industry. While we generally compete with other exploration companies, there is no competition for the exploration or removal of minerals from our property. Readily available gold and silver markets exist in Canada and around the world for the sale of gold and silver. Therefore, we will likely be able to sell any gold and silver that we are able to recover.

Regulations
-----------

Our mineral exploration program is subject to the Mineral Tenure Act (British Columbia) and Regulation. This act sets forth rules for:
      * locating claims;
      * posting claims;
      * working claims; and
      * reporting work performed

We are also subject to the British Columbia Mineral Exploration Code (the "Code") which tells us how and where we can explore for minerals. We must comply with these laws in order to operate our business. The purpose of the Code is to assist persons who wish to explore for minerals in British Columbia to understand the process whereby exploration activities are permitted and regulated. The Code establishes province wide standards for mineral exploration and development activities. The Code also manages and administers exploration and development activities to ensure maximum extraction with a minimum of environmental disturbance. The Code does not apply to certain exploration work we will be conducting; specifically, work that does not involve mechanical disturbance of the surface including:
      * prospecting using hand-held tools;
      * geological and geochemical surveying;
      * airborne geophysical surveying (e.g. EM surveys);
      * hand-trenching without the use of explosives; and
      * the establishment of grid lines that do not require the felling of trees.

Exploration activities that we intend to carry out which are subject to the provisions of the code are as follows:
      * drilling, trenching and excavating using machinery;
      * disturbance of the ground by mechanical means; and
      * blasting.

Compliance with these rules and regulations will require us to meet the minimum annual work requirements. Also, prior to proceeding with any exploration work subject to the Code we must apply for a notice of work permit. In this notice we will be required to set out the location, nature, extent and duration of the proposed exploration activities. This notice is submitted to the British Columbia Regional Office of the Mines Branch, Energy Division.

In order to explore for gold and silver on our property we must submit the plan contained in this prospectus for review and pay a fee of $150. We believe that the plan as contained in this prospectus will be accepted and an exploration permit will be issued. The exploration permit is the only permit or license we will need to explore for gold and silver on our property.

Compliance with these rules and regulations will not affect our operations.

Environmental Law
-----------------

We are also subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration and development of mining properties. Its goals are to protect the environment through a series of regulations affecting:
      * health and safety;
      * archaeological sites; and
      * exploration access.

We are responsible to provide a safe working environment, to not disrupt archeological sites and to conduct our activities to prevent unnecessary damage to the property.

We anticipate no discharge of water into active streams, creeks, rivers, lakes or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and trenches will be recovered prior to abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will be involved from an environmental standpoint.

We are in compliance with the foregoing act and will continue to comply with the act in the future. We believe that compliance with the act will not adversely affect our business operations in the future.

Employees
---------

Initially, we intend to use the services of subcontractors for manual labor exploration work on our properties and Mr. R.T. Heard, our geological consultant to manage the exploration program as outlined in his Report. Our only technical employee will be Brian C. Doutaz, a senior officer and director.

At present, we have no employees, other than Messrs. Doutaz and Hutchison, our officers and directors. Messrs. Doutaz and Hutchison do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any employees.

We intend to hire geologists, engineers and excavation subcontractors on an as needed basis. We have not entered into negotiations or contracts with any of them although it is our intention to retain Mr. Heard as senior geological consultant. We do not intend to initiate negotiations or hire anyone until we receive proceeds from our offering.

Legal Proceedings
------------------

We are not involved in any pending legal proceeding.

--------------------------------------------------------------------------------
                 MANAGEMENT'S DISCUSSION AND ANALYSIS OF
              FINANCIAL CONDITION AND RESULTS OF OPERATIONS
              ---------------------------------------------
--------------------------------------------------------------------------------

We are a start-up, exploration stage company and have not yet generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on our property. That cash must be raised from other sources. Our only other source for cash at this time is investments by others in our company. We must raise cash in order to implement our project and stay in business.

In order to meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise, will be applied first to exploration and then to development, if development is warranted. If we do not raise all of the money we need from this offering, we will have to find alternative sources, such as a second public offering, a private placement of securities, or loans from our officers or others. We have discussed this matter with our officers; however, our officers are unwilling to make any commitment to loan us any money at this time. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.

We are not going to buy or sell any plant or significant equipment. We do not expect a change in our number of employees.

Over the next twelve months, we intend to complete the first phase exploration stage of our mining operations on our first and only property. Our property was obtained through an Option To Purchase And Royalty Agreement with Mayan Minerals Ltd. at no cost other than for minor office expenses in producing the Geological Report of R.T. Heard. Mr. Doutaz is acting as trustee under a Trust Agreement for the holing of the property. Under British Columbia law title to British Columbia mining claims can only be held by British Columbia residents. In the case of corporations, title must be held by a British Columbia corporation. In order to comply with the law we would immediately have to incorporate a British Columbia wholly owned subsidiary corporation and obtain audited financial statements. We believe those costs would be a waste of our money at this time. In the event that we find mineralized material and the mineralized material can be economically extracted, we will form a wholly owned British Columbia subsidiary corporation and the title will be conveyed to that subsidiary. Should Angel Jade Mines Ltd. transfer title to another person and the deed is recorded before we record our documents, that other person will have superior rights and title and we will have none. If that event occurs, we will have to cease or suspend operations. However, Angel Jade and Mayan Minerals Ltd. will be liable to us for monetary damages for breaching the terms of the agreement with us. To date we have not performed any work on the property.

If our initial exploration efforts are successful, we intend to proceed with longer term development of the Claims. We may acquire additional mining properties during the next twelve months if we are able to do so.

If we raise the maximum of $100,000 in this offering, we believe that we can pay for our offering expenses and satisfy our cash requirements without having to raise additional funds for the next twelve months. If we raise less than $100,000 we may have to raise additional financing or we may not be able to continue our proposed business operations.

We do not expect to purchase or sell any plant or significant equipment. We intend to lease or rent any equipment such as a diamond drill machine, that we may need in order to carry out our exploration operations.

Phase 1 of our plan of operations involves examination of the property, electromagnetic surveys, geological and geochemical analysis and diamond drilling. Phase 1 will take about 3 months in total, including preparation of a report on the work completed with further recommendations and cost about $29,000. We have not commenced Phase I. We anticipate that the proceeds of this offering will be use to cover the costs of the first phase of the exploration plan.

Phase 2 will be directed towards a continuation of the diamond drilling. It is anticipated that some additional geological mapping, prospecting and some geochemical sampling will take place as the drilling progresses. The second phase will take three months to complete and will have an estimated cost of $67,000.

We have contemplated a third phase of exploration which would continue the diamond drill program if results from the phase 2 program remain positive. Cost of the third phase of exploration is estimated to be $83,000 and will require three to four months to complete.

If we are unable to complete any phase of exploration because we don't have enough money, we will cease operations until we raise additional funds. If we can't or don't raise more money, we will cease operations. If we cease operations. We don't know what we will do and we don't have any plans to do anything in that event.

We cannot provide a more detailed discussion of how our exploration program will work and what we expect will be our likelihood of success. That is because we have a piece of raw land and we intend to look for gold and silver. We may or may not find any mineralized material. We hope we do, but it is impossible to predict the likelihood of such an event.

We will not move on to a subsequent phase of the exploration program until the phase we are working on is completed and the evaluation has been rendered. We will determine when that occurs.

We do not have any plans to take the Corporation from Phase 3 exploration to revenue generation. This is because we have not yet found anything and it is impossible to project revenue from nothing.

We expect to start exploration operations within thirty days of the completion of this offering.

Limited Operating History; Need for Additional Capital
------------------------------------------------------

There is no historical financial information about our company upon which to base an evaluation of our performance. We are an exploration stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we must conduct further research and exploration of our properties before we commence production of any minerals we may find. We are seeking equity financing in order to provide for the capital required to implement our research and exploration phases.

We have no assurance that future financing will be available to us on acceptable terms. If such financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

If our initial exploration efforts are successful, we intend to proceed with longer term development of the Claims. We may acquire additional mining properties during the next twelve months if we are able to do so.

If we raise the maximum of $100,000 in this offering, we believe that we can pay for our offering expenses and satisfy our cash requirements without having to raise additional funds for the next twelve months. If we raise less than $100,000 we may have to raise additional financing or we may not be able to continue our proposed business operations.

Results of Operations
---------------------

From Inception on September 13, 2002

We just recently acquired our first property and are commencing the research and exploration stage of our mining operations on that property at this time.

Since inception, we have used our common stock to raise money for our property acquisition, for corporate expenses and to repay outstanding indebtedness. Net cash provided by financing activities from inception on September 13, 2001 to May 31, 2002 was $34,000, as a result of proceeds received from sales of our common stock.

Liquidity and Capital Resources
-------------------------------

As of the date of this registration statement, we have yet to generate any revenues from our business operations.

We issued 5,000,000 shares of common stock through a Section 4(2) offering in September 2001 for cash consideration of $3,500 and as payment in lieu of $1,500 in cash for services rendered in organizing the corporation and negotiating an agreement.

We issued 2,500,000 shares of common stock through a Rule 504D offering in October, 2001 for cash consideration of $2,500.

We issued 2,800,000 shares of common stock through a Rule 504D offering in November, 2001 for cash consideration of $28,000.

As of May 31, 2002, our total assets were $30,374 and our total liabilities were $2,130.

--------------------------------------------------------------------------------
                                MANAGEMENT
                                ----------
--------------------------------------------------------------------------------

Officers and Directors
----------------------

Each of our directors is elected by the Stockholders to a term of one (1) year and serves until his or her successor is elected and qualified, or until he or she resigns or is removed from office. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she resigns or is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present officers and Directors are set forth below:

================================================================================
Name and Address               Age     Position(s)
================================================================================
Brian C. Doutaz                 56     President, Chief Executive Officer and a
35 - 12880 Railway Ave.                member of the Board of Directors
Richmond, B.C. Canada V7E 6G4
--------------------------------------------------------------------------------
James M. Hutchison              44     Secretary, Treasurer, Chief Financial
4 - 19158 - 94 Avenue                  Officer and a member of the Board of
Surrey, B.C. Canada V3A 6L4            Directors
================================================================================

The persons named above has held his office/position since inception of our company and is expected to hold his office/position until the next annual meeting of our stockholders.

Background of Officer and Director
----------------------------------

Brian C. Doutaz, a director serving as President and Chief Executive Officer is, and has been, a management and business consultant since 1980. He is President of Anina International Capital Corp., a private British Columbia corporation which is in the business of providing management and consulting services to start-up and development stage businesses and has been performing such services from 1993 to present. Mr. Doutaz also provides compliance services to publicly listed corporations in Canada and the United States and sits on the Boards of a number of public and private corporations. He has acted as senior officer and director of a number of publicly traded companies since 1970 and has gained an extensive knowledge of natural resource exploration ventures over the past 30 years.

     * Mr. Doutaz is currently, and has been since 1986, president and a director of Adda Resources Ltd., a mineral and petroleum exploration company formerly publicly traded on the TSX Venture Exchange;
     * Between March 1999 and April 2000 he served as a director and Treasurer of Kidstoysplus.com, Inc., an Internet retailer of children's toys and products which is quoted on the OTC-BB;
     * From May, 1999 to October, 2001 Mr. Doutaz served as President and director of Reward Enterprises, Inc., an internet gaming operation, quoted on the OTC-BB;
     * Mr. Doutaz became a director of Talon Ventures, Inc. on September 06, 2001 and Blue Hawk Ventures, Inc. on May 02, 2002. Each of these Nevada based privately held companies is engaged in mineral or petroleum exploration and development.

James M. Hutchison is Secretary, Treasurer and Chief Financial Officer and a director of the Corporation. Mr. Hutchison is President of Precision Injection Molding, Inc., a private British Columbia company which specializes in the injection moulding of thermoplastic components, parts and assemblies to specific and exacting requirements in conjunction with product design and development, which he started in 1997. He was a director of Adda Resources Ltd. from May, 1998 to May, 2001 which is involved in the mineral and petroleum exploration business and which formerly traded on the TSX Venture Exchange.

Conflicts of Interest
---------------------

We believe that Brian C. Doutaz will be subject to conflicts of interest. The conflicts of interest arise from Mr. Doutaz's relationship with other public corporations. In the future, Mr. Doutaz will continue to be involved in the mining and petroleum businesses for other entities and such involvement could create conflicts of interest. At the present time, we do not foresee a direct conflict of interest because we do not intend to acquire any additional mining properties. The only conflict that we foresee is Mr. Doutaz's devotion of time to resource projects that do not involve us.

Specifically, Brian C. Doutaz is an officer and director of Adda Resources Ltd., Talon Ventures, Inc., and Blue Hawk Ventures, Inc., all of which are engaged in the resource exploration and development business. This is a potential conflict of interest because Mr. Doutaz devotes approximately 5% of his professional time to each of those three corporations which he could otherwise devote to us and because those companies are engaged in resource exploration, similar to us. Presently, none of the foregoing operate mines or receive royalties from properties operated by others. In the future, however, such corporations could begin operating mines.

--------------------------------------------------------------------------------
                           EXECUTIVE COMPENSATION
                           ----------------------
--------------------------------------------------------------------------------

Messrs. Doutaz and Hutchison, our officers and directors, have received no compensation for their time or services rendered to the Corporation and there are no plans to compensate them in the near future, unless and until we begin to realize revenues and become profitable in our business operations.

Option/SAR Grants
-----------------

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs and freestanding SARs have been made to any executive officer or any director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or directors since we were founded.

Long-Tem Incentive Plans
------------------------

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors
-------------------------

The members of the Board of Directors are not compensated by us for acting as such.

Indemnification
---------------

Pursuant to the Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, as amended, which may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

--------------------------------------------------------------------------------
                           PRINCIPAL STOCKHOLDERS
                           ----------------------
--------------------------------------------------------------------------------

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.


==============================================================================================
  Name and Address Of           Number of Shares     Number of Shares        Percentage of
  Beneficial Owner [1]          Before Offering       After Offering         Ownership After
                                                                                 Offering
==============================================================================================
                                                     C>
Brian C. Doutaz                  5,000,000           5,000,000                   40.65%
35, 12880 Railway Ave.
Richmond, B.C. V7E 6G4
----------------------------------------------------------------------------------------------
James M. Hutchison                       0                   0                    0.00%
4 - 19158 - 94 Avenue
Surrey, B.C. V3A 6L4
==============================================================================================
All Officers and Directors       5,000,000           5,000,000                   40.65%
as a Group
==============================================================================================

     [1] The persons named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Messrs. Doutaz and Hutchison are the only "promoters" of our company.

Future Sales by Existing Stockholders
-------------------------------------

A total of 10,300,000 shares of common stock were issued to the existing Stockholders, all of which are "restricted securities", as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one (1) year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering. See "Dilution of the Price You Pay for Your Shares".

--------------------------------------------------------------------------------
                         DESCRIPTION OF SECURITIES
                         -------------------------
--------------------------------------------------------------------------------

Common Stock
------------

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:
     * have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our board of directors;
     * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
     * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
     * are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting
---------------------

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own approximately 86% of our outstanding shares. See "Principal Stockholders."

Cash Dividends
--------------

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports
-------

After we complete this offering, we will be subject to certain reporting requirements and will furnish annual financial reports to you certified by our independent accountants, and may, in our discretion, furnish unaudited quarterly financial reports.

Stock Transfer Agent
--------------------

Our stock transfer agent for our securities is Pacific Stock Transfer Company, 500 E. Warm Springs Road, Suite 240, Las Vegas, Nevada 89119; telephone (702) 361-3033.

--------------------------------------------------------------------------------
                            CERTAIN TRANSACTIONS
                            --------------------
--------------------------------------------------------------------------------

In September 2001 we issued a total of 5,000,000 shares of restricted common stock to Brian C. Doutaz, the senior officer and director of our company. The fair market value of the shares, $5,000, was paid in cash ($3,500) and in lieu of a cash payment ($1,500) for services rendered in organizing the Corporation and negotiating an agreement.

In May 2002, we entered into an Option To Purchase And Royalty Agreement with Mayan Minerals Ltd., an unrelated third party, and acquired an option to acquire 100% of the four Bell Claims which make up our property contingent upon us doing certain exploration work and making certain expenditures on the property. The consideration for the property was a commitment of performing future exploration work on the Bell Claims.

--------------------------------------------------------------------------------
                                  LITIGATION
                                  ----------
--------------------------------------------------------------------------------

We are not a party to any pending litigation and none is contemplated or threatened.

--------------------------------------------------------------------------------
                                   EXPERTS
                                   -------
--------------------------------------------------------------------------------

Our financial statements for the period from inception to May 31, 2002, included in this prospectus have been audited by Cordovano & Harvey, P.C., Independent Certified Public Accountants, 201 Steele St., Suite 300, Denver, Colorado 80206-5221, as set forth in their report included in this prospectus.

--------------------------------------------------------------------------------
                                LEGAL MATTERS
                                -------------
--------------------------------------------------------------------------------

Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201, telephone (509) 624-1475 has acted as legal counsel for our company.

--------------------------------------------------------------------------------
                            FINANCIAL STATEMENTS
                            --------------------
--------------------------------------------------------------------------------

Our fiscal year end is May 31. We will provide audited financial statements to our stockholders on an annual basis, which statements will be prepared by an Independent Certified Public Accountant.

Our audited financial statement from inception to May 31, 2002 immediately follows:

financial statements
====================

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
-----------------------------------------------

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
---------------------------------------------------

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.   Article XII of the Articles of Incorporation of the company, filed as
     Exhibit 3.1 to the Registration Statement;
2. Article IX of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement; and
3.   Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
-----------------------------------------------------

The estimated expenses of the offering (whether or not all shares are sold), all of which are to be paid by the registrant, are as follows:

        =======================================================================
         Accounting Fees and Expenses                               $ 2,000.00
        -----------------------------------------------------------------------
         Legal Fees and Expenses                                      5,000.00
        -----------------------------------------------------------------------
         Transfer Agent Fees                                          1,000.00
        -----------------------------------------------------------------------
         SEC Registration Fee                                           100.00
        -----------------------------------------------------------------------
         Printing Expenses                                              200.00
        -----------------------------------------------------------------------
         Blue Sky Fees/Expenses                                       5,000.00
        -----------------------------------------------------------------------
         Miscellaneous Expenses                                       1,700.00
        =======================================================================
         TOTAL                                                      $15,000.00
        =======================================================================

                            STERLING GROUP VENTURES, INC.

                                 Financial Statements

                                     May 31, 2002

                     (With Report of Independent Auditors Thereon)

                            STERLING GROUP VENTURES, INC.
                           (A Development Stage Enterprise)
                             Index to Financial Statements


                                                                            PAGE
                                                                            ----

Report of Independent Auditors                                               F-2

Balance Sheet at May 31, 2002                                                F-3

Statement of Operations for the period from
   September 13, 2001(date of inception) through May 31, 2002                F-4

Statement of Changes in Shareholders' Equity for the period from
   September 13, 2001(date of inception) through May 31, 2002                F-5

Statement of Cash Flows for the period from
   September 13, 2001(date of inception) through May 31, 2002                F-6

Notes to Financial Statements                                                F-7

Page F-2


                            Report of Independent Auditors




The Board of Directors and Shareholders
Sterling Group Ventures, Inc.:


We have audited the accompanying balance sheet of Sterling Group Ventures, Inc. as of May 31, 2002, and the related statements of operations, stockholders equity, and cash flows for the period from September 13, 2001 (inception) through May 31, 2002. These financial statements are the responsibility of the Company management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sterling Group Ventures, Inc. as of May 31, 2002, and the results of its operations and its cash flows for the period from September 13, 2001 (inception) through May 31, 2002 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company significant operating loss raises substantial doubt about the ability to continue as a going concern. Management plan in regard to this matter is also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Cordovano and Harvey, P.C.

Cordovano and Harvey, P.C.
Denver, Colorado
24-Jun-02

Page F-3

                            STERLING GROUP VENTURES, INC.
                           (A Development Stage Enterprise)
                                  Balance Sheet
                                  May 31, 2002


                                     ASSETS

Cash                                                               $     30,374
                                                                   ============


                         LIABILITIES AND SHAREHOLDERSEQUITY

Liabilities:
   Accounts payable and accrued expenses                          $       2,130
                                                                  -------------
         Total liabilities                                                2,130
                                                                  -------------

Commitment and contingency (Note 5)

Shareholders equity (Note 3):
   Common stock, $.001 par value; authorized 500,000,000
    shares, issued and outstanding 10,300,000 shares.                    10,300
   Additional paid-in capital                                            26,000
   Deficit accumulated during the development stage                      (8,056)
                                                                  -------------

         Total shareholders' equity                                      28,244
                                                                  -------------

                                                                  $      30,374
                                                                  =============


               See accompanying notes to financial statements

Page F-4

                            STERLING GROUP VENTURES, INC.
                           (A Development Stage Enterprise)
                                Statement of Operations

              September 13, 2001 (date of inception) through May 31, 2002


Costs and expenses:
   General and administrative                                      $      5,078
   Rent contributed by affiliate (Note 2)                                   800
   Office expense, related party (Note 2)                                   678
   Stock-based compensation (Notes 2&5):
     Organization expenses.                                               1,500
                                                                  -------------
                                                                          8,056

Loss before income taxes                                                 (8,056)

Income tax provision (Note 4)                                              -
                                                                  -------------

        Net loss                                                  $      (8,056)
                                                                  =============



               See accompanying notes to financial statements

Page F-5

                            STERLING GROUP VENTURES, INC.
                           (A Development Stage Enterprise)
                      Statement of Changes in Shareholders' Equity

                                                                                              Deficit
                                                                                            Accumulated
                                                                            Additional       During the
                                                Common Stock                  Paid-In        Development
                                     --------------------------------
                                         Shares           Par Value           Capital            Stage            Total
                                     --------------    --------------    --------------    --------------    --------------
Balance at September 13, 2001
  (date of inception).                     -           $      -          $      -          $      -          $      -

September 2001, issuance of
  Common stock to Founder
  ($.001 per share) in
  exchange for organizing
  the Company (Note 2).               1,500,000              1,500              -                 -                1,500

October 2001, sale of common
  stock to Founder ($.001
  per share)                          3,500,000              3,500              -                 -                3,500

October 2001, sale of common
  stock pursuant to private
  offering memorandum ($.001
  per share) (Note 5).                2,500,000              2,500              -                 -                2,500

November 2001, sale of common
  stock pursuant to private
  offering memorandum ($.01
  per share) (Note 5).                2,800,000              2,800            25,200              -               28,000

Value of rent contributed by
  An affiliate (Note 2).                   -                  -                  800              -                  800

Net loss for the period                    -                  -                 -               (8,056)           (8,056)
                                     ----------        -----------       -----------       -----------       -----------

Balance at May 31, 2002              10,300,000        $    10,300       $    26,000       $    (8,056)      $    28,244
                                     ==========        ===========       ===========       ===========       ===========



               See accompanying notes to financial statements

Page F-6

                            STERLING GROUP VENTURES, INC.
                           (A Development Stage Enterprise)
                               Statement of Cash Flows
              September 13, 2001 (date of inception) through May 31, 2002


Cash flows from operating activities:

   Net loss                                                       $      (8,056)
   Adjustments to reconcile net loss to net cash
     provided by operating activities:
       Stock issued in exchange for services and the
        payment of expenses on behalf of the Company (Note 2)             1,500
       Value of office space contributed by an affiliate
        (Note 2)                                                            800
       Changes in operating assets and liabilities:
        Accounts payable and accrued expenses                             2,130
                                                                  -------------
            Net cash used in
              operating activities                                       (3,626)
                                                                  -------------

Cash flows from financing activities:
   Proceeds from the sale of common stock.                               34,000
   Offering costs                                                          -
                                                                  -------------
            Net cash provided by
              financing activities                                       34,000
                                                                  -------------

            Net change in cash.                                          30,374
                                                                  =============

   Cash, beginning of period                                               -
                                                                  -------------

   Cash, end of period                                            $      30,374
                                                                  =============

Supplemental disclosure of cash flow information:
   Cash paid during the year for:
     Income taxes                                                 $        -
                                                                  =============
     Interest                                                     $        -
                                                                  =============


               See accompanying notes to financial statements

Page F-7

                            STERLING GROUP VENTURES, INC.
                           (A Development Stage Enterprise)
                             Notes to Financial Statements

(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Basis of Presentation


Sterling Group Ventures, Inc. (the "Company") was incorporated in the state of Nevada on September 13, 2001 to engage in the acquisition, exploration and development of natural resource properties of merit. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

The Company's significant operating loss raises substantial doubt about the ability to continue as a going concern. Inherent in the Company's business are various risks and uncertainties, including its limited operating history, historical operating losses, dependence upon strategic alliances, and the historical success rate of mineral exploration. Management's plan is to acquire right, title and interest in certain mining claims situated in the Omineca Mining District in the Province of British Columbia. Once the rights are acquired, the Company plans to explore for minerals.

The Company's future success will be dependent upon its ability to raise sufficient capital to fund its exploration program and, if minerals are discovered, to mine the discovery on a timely and cost-effective basis.

Use of Estimates


The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents


The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. There were no cash equivalents at May 31, 2002.

Earnings (loss) per Common Share

Basic net income per share is computed by dividing the net income available to common shareholders (the numerator) for the period by the weighted average number of common shares outstanding (the denominator) during the period. The computation of diluted earnings is similar to basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued.

At May 31, 2002, there was no variance between basic and diluted loss per share as there were no potentially dilutive common shares outstanding.

The weighted average number of shares outstanding was computed using the rules of the Securities and Exchange Commission. Such rules require that any stock sold at a nominal value, as compared to the Public Offering, should be considered outstanding for all periods presented.

Income Taxes


The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Page F-8

                            STERLING GROUP VENTURES, INC.
                           (A Development Stage Enterprise)
                             Notes to Financial Statements



Financial Instruments


At May 31, 2002, the fair value of the Company's financial instruments approximate their carrying value based on their terms and interest rates.

Stock Based Compensation


The Company accounts for stock-based compensation arrangements in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of Accounting Principle Board ("APB") Opinion No. 25 and provide pro forma net earnings (loss) disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

(2)    Related Party Transactions


An affiliate contributed office space to the Company at no charge for the period from October 1, 2001 through May 31, 2002. The use of such office space was valued in the accompanying financial statements based on rates for similar space in the local area.

An Officer organized the Company, raised the initial seed capital and negotiated an agreement in exchange for 1,500,000 shares of the Company's common stock.
The transaction was valued based on the costs for such services in the local area.

On May 17, 2002, the Company and its president entered into a trust agreement whereby the president of the Company will hold the Mineral Claims (See Note 5) on behalf of the Company until the initial exploration program is completed.

The Company reimbursed an affiliate $678 for office expenses used during the period from September 13, 2001 through May 31, 2002.

(3)   Shareholders' Equity

During October 2001, the Company offered for sale up to 10,000,000 shares at of its $.001 par value common stock at a price of US $0.001 per share. The Company closed the offering after selling 2,500,000 shares for gross proceeds of $2,500.

During November 2001, the Company offered for sale up to 3,000,000 shares at of its $.001 par value common stock at a price of US $0.01 per share. The Company closed the offering after selling 2,800,000 shares for gross proceeds of $28,000.

Each offering was made in reliance on an exemption from registration of a trade in the United States under the Securities Act of 1933, as amended, and in the Province of British Columbia under Section 61 of the Securities Act (British Columbia) pursuant to the exemption contained in Sections 128 (a), (b) and (h) of the Rules to the B.C. Act.

(4)   Income Taxes

The Company accounts for income taxes using the asset and liability method. Under this method, deferred income taxes are provided on temporary differences between the financial reporting bases and income tax bases of the Company's assets and liabilities and unused net operating loss carryforwards. A valuation allowance for net deferred taxes is provided unless realizability is judged by management to be more likely than not. The effect on deferred taxes from a change in tax rates is recognized in income in the period that includes the enactment date.

Page F-9

                            STERLING GROUP VENTURES, INC.
                           (A Development Stage Enterprise)
                             Notes to Financial Statements


A reconciliation of U.S. statutory federal income tax rate to the effective rate follows for the period from September 13, 2001 (inception) through May 31, 2002:



            U.S. statutory federal rate                          34.00%
            Non-U.S.                                              0.00%
            Net operating loss for which no tax
              Benefit is currently available                     (37.14)%
                                                                 --------
                                                                  (3.14)%

At May 31, 2002, the Company has a net operating loss carryforward for federal income tax purposes of approximately $1,089, which was fully allowed for in the valuation allowance of $1,089. The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for period from September 13, 2001 (inception) through May 31, 2002 was $1,089.

Because of various stock transactions during the period from September 13, 2001 (inception) through May 31, 2002, management believes the Company may have undergone an "ownership change" as defined by Section 382 of the Internal Revenue Code. Accordingly, the utilization of a portion of the net operating loss carryforward may be limited. Due to this limitation, and the uncertainty regarding the ultimate utilization of the net operating loss carryforward, no tax benefit for losses has been provided by the Company in the accompanying financial statements. The net operating loss carryforward will expire in 2022.

(5)   Commitment and Contingency

On May 17, 2002, the Company and Mayan Minerals Ltd., a British Columbia corporation, (Mayan), entered into an Option to Purchase and Royalty Agreement (the "Agreement"). Under the terms of the Agreement, Mayan granted to the Company the sole and exclusive right and option to acquire an undivided 100 percent of the right, title and interest of Mayan in the Bell 1-4 Mineral Claims, subject to Mayan receiving annual payments and a royalty, in accordance with the terms of the Agreement, as follows:

The Company must pay Mayan $100,000 in Canadian funds by January 1, 2003;

The Company must incur exploration expenditures on the Claims of a minimum of $41,000 in Canadian funds by August 31, 2002;

The Company must incur exploration expenditures on the Claims of a further $100,000 in Canadian funds (for aggregate minimum exploration expenses of $141,000 in Canadian funds) by August 31, 2003; and

Upon exercise of the Option, the Company is required to pay to Mayan, commencing January 1, 2004, the sum of $100,000 in Canadian funds per annum.

At May 31, 2002, the exchange rate was approximately $1.53 (Canadian) to $1.00 (US.)

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.
-------------------------------------------------

During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

================================================================================
Name and Address              Date      Shares      Consideration
================================================================================
Brian C. Doutaz              9/28/02    5,000,000   $3,500 cash and $1,500 in
35 - 12880 Railway Avenue                           services rendered
Richmond, B. C. V7E 6G4
================================================================================

We issued the foregoing restricted shares of common stock to Mr. Doutaz pursuant to Section 4(2) of the Securities Act of 1933. Mr. Doutaz is a sophisticated investor, is an officer and director of the company, and was in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was made to anyone.

================================================================================
Name and Address                  Date      Shares      Consideration
================================================================================
618951 B.C. Ltd.                  10/08/01     500,000      $5,000 Cash
433 West Richards Street,
Nelson, B.C. V3L 3K3
--------------------------------------------------------------------------------
Kimberley Cooper                  11/13/01     500,000      $  500 Cash
16580 - 78A Ave.
Surrey, B.C. V3S 7V3
--------------------------------------------------------------------------------
Ian Jackson                       10/08/01     500,000      $  500 Cash
9 - 15151 Buena Vista Ave.
White Rock, B.C. V4B 1Y2
--------------------------------------------------------------------------------
Ryan Williams                     10/04/01     500,000      $  500 Cash
8796 Squilax Anglemont,
Chase, B.C.
--------------------------------------------------------------------------------
Sylco Investments Ltd.            10/15/01     500,000      $  500 Cash
2100 - 1111 West Georgia Street,
Vancouver, B.C. V6E 4M3
================================================================================

================================================================================
Name and Address                  Date      Shares      Consideration
================================================================================
Sylvia Williams                   10/28/01     500,000      $  500 Cash
12636-57A Ave.
Vancouver, B.C. V3X 3H6
--------------------------------------------------------------------------------
Colin T. McGlinn                  11/05/01     500,000      $5,000 Cash
Box 24140, APO,
Richmond, B.C. V7B 1Y3
--------------------------------------------------------------------------------
Diane McGlinn                     11/05/01     500,000      $5,000 Cash
4 - 6250 - 48A Avenue,
Delta, B.C. V4K 4W2
--------------------------------------------------------------------------------
HO Argus Ecological Ltd.          11/12/01     500,000      $5,000 Cash
5000 Miller Road,
Richmond, B.C. V7B 1Y3
--------------------------------------------------------------------------------
Creative Pro-Grams Holdings Ltd.  11/11/01     500,000      $5,000 Cash
5148 Ruby Street,
Vancouver, B.C. V5R 4J6
--------------------------------------------------------------------------------
G. Olsen Wood                     11/06/01     500,000      $5,000 Cash
216 - 8511 Westminster Hwy.,
Richmond, B.C. V6X 3H7
================================================================================

We issued the foregoing restricted shares of common stock to the named individuals pursuant to Section 504D of the Securities Act of 1933. None of the above are deemed to be accredited investors and each was in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was made to anyone.

ITEM 27. EXHIBITS.
------------------

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K. All Exhibits have been previously filed unless otherwise noted.

================================================================================
Exhibit No.                         Document Description
================================================================================
3.1    Articles of Incorporation.
--------------------------------------------------------------------------------
3.2    Bylaws.
--------------------------------------------------------------------------------
4.1    Specimen Stock Certificate.
--------------------------------------------------------------------------------
5.1 Opinion of Bernard Pinsky regarding the legality of the Securities being registered.
--------------------------------------------------------------------------------
10.1   Geological Report on the Bell Mineral Claims.
--------------------------------------------------------------------------------
10.3   Option To Purchase and Royalty Agreement
--------------------------------------------------------------------------------
10.4   Trust Agreement.
--------------------------------------------------------------------------------
23.1   Consent of Cordovano & Harvey, P.C., Certified Public Accountants
--------------------------------------------------------------------------------
23.2   Consent of Bernard Pinsky, Esq.
--------------------------------------------------------------------------------
99.1   Subscription Agreement.
================================================================================

ITEM 28. UNDERTAKINGS.
----------------------

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:
1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
     c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.
2.   That, for the purpose of determining any liability under the Securities
     Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

--------------------------------------------------------------------------------
                                  SIGNATURES
                                  ----------
--------------------------------------------------------------------------------

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 24th day of July, 2002.

                            STERLING GROUP VENTURES, INC.


                            BY: /s/ Brian C. Doutaz
                            Brian C. Doutaz, President

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Brian C. Doutaz, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

================================================================================
Signature                        Title                             Date
================================================================================

--------------------------------------------------------------------------------
/s/ Brian C. Doutaz       President, Chief Executive            July 24, 2002
                          Officer and a member of the
                               Board of Directors
--------------------------------------------------------------------------------
    Brian C. Doutaz
================================================================================


--------------------------------------------------------------------------------
/s/ James M. Hutchison     Treasurer, Secretary, Chief          July 24, 2002
                             Financial Officer and a
                          member of the Board of Directors
--------------------------------------------------------------------------------
    James M. Hutchison
================================================================================

Exhibit 3.1
-----------
      Articles of Incorporation

Exhibit 3.2
-----------
      Bylaws

Exhibit 4.1
-----------
      Specimen Stock Certificate

Exhibit 5.1
-----------
      Opinion of Woodburn and Wedge regarding the legality of the Securities being registered

Exhibit 10.1
------------
      Geological Report on the Bell Mining Claims

Exhibit 10.3
------------
      Option to Purchase and Royalty Agreement

Exhibit 10.4
------------
      Trust Agreement

Exhibit 23.1
------------
      Consent of Cordovano & Harvey, P.C., Certified Public Accountants

Exhibit 99.1
------------
      Subscription Agreement

Exhibit 3.1


                            ARTICLES OF INCORPORATION

                                        OF

                           STERLING GROUP VENTURES, INC.

                                     * * * * *

FIRST

            The name of the corporation is STERLING GROUP VENTURES, INC.

SECOND

            Its principal office in the state of Nevada is located at 3110 E. Sunset Road, Suite H1, Las Vegas, Nevada 89120 The name and address of its resident agent is Pacific Corporate Services, Inc., 3110 Sunset Road, Suite H1, Las Vegas, Nevada 89120.

THIRD

            The purpose or purposes for which the corporation is organized:
                   To engage in and carry on any lawful business activity or trade, and any activities necessary, convenient, or desirable to accomplish such purposes, not forbidden by law or by these articles of incorporation.

FOURTH

            The amount of the total authorized capital stock of the corporation is Five Hundred Thousand Dollars ($500,000.00) consisting of Five Hundred Million (500,000,000) shares of common stock of the par value of $0.001 each.

FIFTH

            A. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation.

            B. There is one initial member of the Board of Directors and his name and address is:
                        NAME                      POST-OFFICE ADDRESS
                        ----                      -------------------
                        Brian C. Doutaz           12880 Railway Avenue
                                                  Unit 35
                                                  Richmond, British Columbia
                                                  Canada V7E 6G4

            C. The number of members of the Board of Directors shall not be less than one nor more than thirteen.

SIXTH

            The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the corporation.

SEVENTH

            The name and addresses of each of the incorporators signing the Articles of Incorporation are as follows:

                        NAME                      POST-OFFICE ADDRESS
                        ----                      -------------------
                        Conrad C. Lysiak          601 West First Avenue
                                                  Suite 503
                                                  Spokane, Washington  99201

EIGHTH

            The corporation is to have perpetual existence.

NINTH

            In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

            A. Subject to the bylaws, if any, adopted by the stockholders, to make, alter or amend the bylaws of the corporation.

            B. To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

            C. By resolution passed by a majority of the whole board, to designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation, which, to the extent provided in the resolution or in the bylaws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the bylaws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

            D. When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders' meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deem expedient and for the best interests of the corporation.

TENTH

            Meeting of stockholders may be held outside the State of Nevada, if the bylaws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

ELEVENTH

            This corporation reserves the right to amend alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

TWELFTH

            The corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Nevada.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 10th day of September, 2001.

                                    /s/ Conrad C. Lysiak
                                    ____________________________________________
                                    CONRAD C. LYSIAK



STATE OF WASHINGTON                )
                                   )
COUNTY OF SPOKANE                  )

                                   On this 10th day of September, 2001 before me, a Notary Public, personally appeared CONRAD C. LYSIAK, who severally acknowledged that he executed the above instrument.

                                   /s/ Judy Terese Lysiak
                                   _____________________________________________
                                   Notary Public, residing in the State of
                                   Washington, residing in Spokane.

My Commission Expires:

October 9, 2002

Exhibit 3.2

                                     BYLAWS

                                       OF

                           STERLING GROUP VENTURES, INC.
                           -----------------------------

I.   SHAREHOLDER'S MEETING.

     .01 Annual Meetings.

     The annual meeting of the shareholders of this Corporation, for the purpose of election of Directors and for such other business as may come before it, shall be held at the registered office of the Corporation, or such other places, either within or without the State of Nevada, as may be designated by the notice of the meeting, on the second week in October of each and every year, at 1:00 p.m., commencing in 2002, but in case such day shall be a legal holiday, the meeting shall be held at the same hour and place on the next succeeding day not a holiday.

     .02 Special Meetings.

     Special meetings of the shareholders of this Corporation may be called at any time by the holders of ten percent (10%) of the voting shares of the Corporation, or by the president, or by the Board of Directors or a majority thereof. No business shall be transacted at any special meeting of shareholders except as is specified in the notice calling for said meeting. The Board of Directors may designate any place, either within or without the State of Nevada, as the place of any special meeting called by the president or the Board of Directors, and special meetings called at the request of shareholders shall be held at such place in the State of Nevada, as may be determined by the Board of Directors and placed in the notice of such meeting.

     .03 Notice of Meeting.

     Written notice of annual or special meetings of shareholders stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by the secretary or persons authorized to call the meeting to each shareholder of record entitled to vote at the meeting. Such notice shall be given not less than ten (10) nor more than fifty (50) days prior to the date of the meeting, and such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his/her address as it appears on the stock transfer books of the Corporation.


     .04 Waiver of Notice.

     Notice of the time, place, and purpose of any meeting may be waived in writing and will be waived by any shareholder by his/her attendance thereat in person or by proxy. Any shareholder so waiving shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

     .05 Quorum and Adjourned Meetings.

     A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. A majority of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     .06 Proxies.

     At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his/her duly authorized attorney in fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven
     (11) months from the date of its execution, unless otherwise provided in the proxy.

     .07 Voting of Shares.

     Except as otherwise provided in the Articles of Incorporation or in these Bylaws, every shareholder of record shall have the right at every shareholder's meeting to one (1) vote for every share standing in his/her name on the books of the Corporation, and the affirmative vote of a majority of the shares represented at a meeting and entitled to vote thereat shall be necessary for the adoption of a motion or for the determination of all questions and business which shall come before the meeting.

II.   DIRECTORS.

     .01 General Powers.

     The business and affairs of the Corporation shall be managed by its Board of Directors.

     .02 Number, Tenure and Qualifications.

     The number of Directors of the Corporation shall be not less than one nor more than thirteen. Each Director shall hold office until the next annual meeting of shareholders and until his/her successor shall have been elected and qualified. Directors need not be residents of the State of Nevada or shareholders of the Corporation.

     .03 Election.

     The Directors shall be elected by the shareholders at their annual meeting each year; and if, for any cause the Directors shall not have been elected at an annual meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by these Bylaws.

     .04 Vacancies.

     In case of any vacancy in the Board of Directors, the remaining Director, whether constituting a quorum or not, may elect a successor to hold office for the unexpired portion of the terms of the Director whose place shall be vacant, and until his/her successor shall have been duly elected and qualified.

     .05 Resignation.

     Any Director may resign at any time by delivering written notice to the secretary of the Corporation.

     .06 Meetings.

     At any annual, special or regular meeting of the Board of Directors, any business may be transacted, and the Board may exercise all of its powers. Any such annual, special or regular meeting of the Board of Directors of the Corporation may be held outside of the State of Nevada, and any member or members of the Board of Directors of the Corporation may participate in any such meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time; the participation by such means shall constitute presence in person at such meeting.

     A.   Annual Meeting of Directors.
          Annual meetings of the Board of Directors shall be held immediately after the annual shareholders' meeting or at such time and place as may be determined by the Directors. No notice of the annual meeting of the Board of Directors shall be necessary.

     B.   Special Meetings.
          Special meetings of the Directors shall be called at any time and place upon the call of the president or any Director. Notice of the time and place of each special meeting shall be given by the secretary, or the persons calling the meeting, by mail, radio, telegram, or by personal communication by telephone or otherwise at least one (1) day in advance of the time of the meeting. The purpose of the meeting need not be given in the notice. Notice of any special meeting may be waived in writing or by telegram (either before or after such meeting) and will be waived by any Director in attendance at such meeting.

     C.   Regular Meetings of Directors.
          Regular meetings of the Board of Directors shall be held at such place and on such day and hour as shall from time to time be fixed by resolution of the Board of Directors. No notice of regular meetings of the Board of Directors shall be necessary.

     .07 Quorum and Voting.

     A majority of the Directors presently in office shall constitute a quorum for all purposes, but a lesser number may adjourn any meeting, and the meeting may be held as adjourned without further notice. At each meeting of the Board at which a quorum is present, the act of a majority of the Directors present at the meeting shall be the act of the Board of Directors. The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

     .08 Compensation.

     By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

     .09 Presumption of Assent.

     A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his/her dissent shall be entered in the minutes of the meeting or unless he/she shall file his/ her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

     .10 Executive and Other Committees.

     The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one of more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, but no such committee shall have the authority of the Board of Directors, in reference to amending the Articles of Incorporation, adoption a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange, or other disposition of all of substantially all the property and assets of the dissolution of the Corporation or a revocation thereof, designation of any such committee and the delegation thereto of authority shall not operate to relieve any member of the Board of Directors of any responsibility imposed by law.

     .11 Chairman of Board of Directors.

     The Board of Directors may, in its discretion, elect a chairman of the Board of Directors from its members; and, if a chairman has been elected, he/she shall, when present, preside at all meetings of the Board of Directors and the shareholders and shall have such other powers as the Board may prescribe.

     .12 Removal.

     Directors may be removed from office with or without cause by a vote of shareholders holding a majority of the shares entitled to vote at an election of Directors.

III.   ACTIONS BY WRITTEN CONSENT.

Any corporate action required by the Articles of Incorporation, Bylaws, or the laws under which this Corporation is formed, to be voted upon or approved at a duly called meeting of the Directors or shareholders may be accomplished without a meeting if a written memorandum of the respective Directors or shareholders, setting forth the action so taken, shall be signed by all the Directors or shareholders, as the case may be.

IV.   OFFICERS.

     .01 Officers Designated.

     The Officers of the Corporation shall be a president, one or more vice presidents (the number thereof to be determined by the Board of Directors), a secretary and a treasurer, each of whom shall be elected by the Board of Directors. Such other Officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any Officer may be held by the same person, except that in the event that the Corporation shall have more than one director, the offices of president and secretary shall be held by different persons.

     .02 Election, Qualification and Term of Office.

     Each of the Officers shall be elected by the Board of Directors. None of said Officers except the president need be a Director, but a vice president who is not a Director cannot succeed to or fill the office of president. The Officers shall be elected by the Board of Directors. Except as hereinafter provide, each of said Officers shall hold office from the date of his/her election until the next annual meeting of the Board of Directors and until his/her successor shall have been duly elected and qualified.

     .03 Powers and Duties.

     The powers and duties of the respective corporate Officers shall be as follows:

          A.   President.
               The president shall be the chief executive Officer of the Corporation and, subject to the direction and control of the Board of Directors, shall have general charge and supervision over its property, business, and affairs. He/she shall, unless a Chairman of the Board of Directors has been elected and is present, preside at meetings of the shareholders and the Board of Directors.

          B.   Vice President.
               In the absence of the president or his/her inability to act, the senior vice president shall act in his place and stead and shall have all the powers and authority of the president, except as limited by resolution of the Board of Directors.

          C.   Secretary.
               The secretary shall:
               1. Keep the minutes of the shareholder's and of the Board of Directors meetings in one or more books provided for that purpose;

               2. See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

               3. Be custodian of the corporate records and of the seal of the Corporation and affix the seal of the Corporation to all documents as may be required;

               4. Keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder;

               5. Sign with the president, or a vice president, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

               6. Have general charge of the stock transfer books of the corporation; and,

               7. In general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him/her by the president or by the Board of Directors.

          D.   Treasurer.
               Subject to the direction and control of the Board of Directors, the treasurer shall have the custody, control and disposition of the funds and securities of the Corporation and shall account for the same; and, at the expiration of his/her term of office, he/ she shall turn over to his/her successor all property of the Corporation in his/her possession.

          E.   Assistant Secretaries and Assistant Treasurers.
               The assistant secretaries, when authorized by the Board of Directors, may sign with the president or a vice president certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the Board of Directors.

     .04 Removal.

     The Board of Directors shall have the right to remove any Officer whenever in its judgment the best interest of the Corporation will be served thereby.

     .05 Vacancies.

     The Board of Directors shall fill any office which becomes vacant with a successor who shall hold office for the unexpired term and until his/her successor shall have been duly elected and qualified.

     .06 Salaries.

     The salaries of all Officers of the Corporation shall be fixed by the Board of Directors.

V.   SHARE CERTIFICATES

     .01 Form and Execution of Certificates.

     Certificates for shares of the Corporation shall be in such form as is consistent with the provisions of the Corporation laws of the State of Nevada. They shall be signed by the president and by the secretary, and the seal of the Corporation shall be affixed thereto. Certificates may be issued for fractional shares.

     .02 Transfers.

     Shares may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by a written power of attorney to assign and transfer the same signed by the record holder of the certificate. Except as otherwise specifically provided in these Bylaws, no shares shall be transferred on the books of the Corporation until the outstanding certificate therefor has been surrendered to the Corporation.

     .03 Loss or Destruction of Certificates.

     In case of loss or destruction of any certificate of shares, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the Corporation. A new certificate may be issued without requiring any bond, when in the judgment of the Board of Directors it is proper to do so.

VI.   BOOKS AND RECORDS.

     .01 Books of Accounts, Minutes and Share Register.

     The Corporation shall keep complete books and records of accounts and minutes of the proceedings of the Board of Directors and shareholders and shall keep at its registered office, principal place of business, or at the office of its transfer agent or registrar a share register giving the names of the shareholders in alphabetical order and showing their respective addresses and the number of shares held by each.

     .02 Copies of Resolutions.

     Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the president or secretary.

VII.   CORPORATE SEAL.

The following is an impression of the corporate seal of this Corporation:


VIII.   LOANS.

Generally, no loans shall be made by the Corporation to its Officers or Directors, unless first approved by the holder of two-third of the voting shares, and no loans shall be made by the Corporation secured by its shares. Loans shall be permitted to be made to Officers, Directors and employees of the Company for moving expenses, including the cost of procuring housing. Such loans shall be limited to $25,000.00 per individual upon unanimous consent of the Board of Directors.

IX.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     .01 Indemnification.

     The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action proceeding, had reasonable cause to believe that such person's conduct was unlawful.

     .02 Derivative Action.

     The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in the Corporation's favor by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) and amount paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to amounts paid in settlement, the settlement of the suit or action was in the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the Corporation unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation.

     .03 Successful Defense.

     To the extent that a Director, Trustee, Officer, employee or Agent of the Corporation has been successful on the merits or otherwise, in whole or in part in defense of any action, suit or proceeding referred to in Paragraphs .01 and .02 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     .04 Authorization.

     Any indemnification under Paragraphs .01 and .02 above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Trustee, Officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Paragraphs .01 and .02 above. Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) is such a quorum is not obtainable, by a majority vote of the Directors who were not parties to such action, suit or proceeding, or (c) by independent legal counsel (selected by one or more of the Directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (d) by the Shareholders.

     Anyone making such a determination under this Paragraph .04 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

     .05 Advances.

     Expenses incurred in defending civil or criminal action, suit or proceeding shall be paid by the Corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Paragraph .04 above upon receipt of an undertaking by or on behalf of the Director, Trustee, Officer, employee or agent to repay such amount unless it shall ultimately be by the Corporation is authorized in this Section.

     .06 Nonexclusivity.

     The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Trustee, Officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     .07 Insurance.

     The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

     .08 "Corporation" Defined.

     For purposes of this Section, references to the "Corporation" shall include, in addition to the Corporation, an constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its Directors, Trustees, Officers, employees or agents, so that any person who is or was a Director, Trustee, Officer, employee or agent of such constituent corporation or of any entity a majority of the voting stock of which is owned by such constituent corporation or is or was serving at the request of such constituent corporation as a Director, Trustee, Officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving Corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

X.   AMENDMENT OF BYLAWS.

     .01 By the Shareholders.

     These Bylaws may be amended, altered, or repealed at any regular or special meeting of the shareholders if notice of the proposed alteration or amendment is contained in the notice of the meeting.


     .02 By the Board of Directors.

     These Bylaws may be amended, altered, or repealed by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board.

XI.   FISCAL YEAR.

The fiscal year of the Corporation shall be set by resolution of the Board of Directors.

XII.   RULES OF ORDER.

The rules contained in the most recent edition of Robert's Rules or Order, Newly Revised, shall govern all meetings of shareholders and Directors where those rules are not inconsistent with the Articles of Incorporation, Bylaws, or special rules or order of the Corporation.

XIII.   REIMBURSEMENT OF DISALLOWED EXPENSES.

If any salary, payment, reimbursement, employee fringe benefit, expense allowance payment, or other expense incurred by the Corporation for the benefit of an employee is disallowed in whole or in part as a deductible expense of the Corporation for Federal Income Tax purposes, the employee shall reimburse the Corporation, upon notice and demand, to the full extent of the disallowance. This legally enforceable obligation is in accordance with the provisions of Revenue Ruling 69-115, 1969-1 C.B. 50, and is for the purpose of entitling such employee to a business expense deduction for the taxable year in which the repayment is made to the Corporation. In this manner, the Corporation shall be protected from having to bear the entire burden of disallowed expense items.

Exhibit 4.1

SAMPLE SHARE CERTIFICATE

                           STERLING GROUP VENTURES, INC.
                INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
                         AUTHORIZED SHARES $0.001 PAR VALUE

================================================================================
NUMBER                                      SHARES
================================================================================
                                            CUSIP
--------------------------------------------------------------------------------
                                            See Reverse For Certain Definitions
================================================================================

                              THIS CERTIFIES THAT

Is The Owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF $0.001 PAR VALUE COMMON

STOCK OF

                          STERLING GROUP VENTURES, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Articles of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid unless countersigned by the Transfer Agent.

WITNESS, the facsimile seal of the Corporation and the signatures of its duly authorized officers.

Dated:

================================================================================

=========================                              =========================
Secretary                  Seal                        President
================================================================================

                           STERLING GROUP VENTURES, INC.

The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable law or regulations:

         TEN COM - as tenants in common
         TEN ENT - as tenants by the entireties
         JT TEN - as joint tenants with right of survivorship and not as tenants In common
         UNIF GIFT MIN ACT - __________ Custodian ___________ (Minor) under Uniform Gifts to Minors Act ____________ (State)

Additional abbreviations may also be used though not in the above list.

For Value Received, ___________________________ hereby sell, assign and transfer unto _______________ (Please insert Social Security or other identifying number of Assignee).

________________________________________________________________________________

(Please print or typewrite name and address, including zip code of Assignee)

________________________________________________________________________________

________________________________________________________________________________

__________________________________________________________ shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____________________________________________ Attorney to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated: _________________

X ______________________________________________________________________________
Notice: The signature to this Assignment must correspond with the name as written upon the face of this certificate in every particular, without alteration or enlargement or any change whatsoever. The signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership


Signature(s) Guaranteed:


___________________________


                             TRANSFER FEE WILL APPLY

Exhibit 5.1

July 26, 2002

Sterling Group Ventures, Inc.
12880 Railway Avenue, Unit No. 35,
Richmond, B.C. V7B 1Y3

     Re:   Common Stock of Sterling Group Ventures, Inc.
           Registered on Form SB-2 filed July 26, 2002

Gentlemen:

We have acted as special Nevada counsel to Sterling Group Ventures, Inc. (the "Company"), a Nevada corporation, in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of 2,000,000 shares of the Company's Common Stock (the "Shares"), as further described in a registration statement on Form SB-2 filed under the Securities Act (the "Registration Statement") on July 26, 2002.

In connection with this opinion, we have examined the following documents:

     A. Articles of Incorporation of the Company, as amended to date, on file with the Nevada Secretary of State;
     B.   Bylaws of the Company, as amended to date;
     C. Resolutions adopted by the Board of Directors of the Company pertaining to the Shares;
     D.   The Registration Statement; and
     E. The Prospectus / Information Statement constituting a part of the Registration Statement.

In addition, we have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

As to certain questions of fact, we have relied, without further investigation, upon certificates of governmental authorities and of officers of the Company. Additionally, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals, which assumptions we have not independently verified.

Based on the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that (i) the Board of Directors of the Company has authorized the issuance and sale of the Shares; and (ii) when issued and sold against payment therefor in accordance with the provisions of the Registration Statement and for such consideration not less than that established by the Board of Directors, the Shares will be duly authorized and validly issued and will be fully paid and non-assessable.

The foregoing opinions are limited to the matters expressly set forth herein and no opinion may be implied or inferred beyond the matters expressly stated. We disclaim any obligation to update this letter for events occurring after the date of this letter, or a s a result of knowledge acquired by us after that date, including changes in nay of the statutory or decisional law after the date of this letter. We are members of the bar of the State of Nevada. We express no opinion as to the effect and application of any United States federal law, rule or regulation or any securities or blue sky laws of any state, including the State of Nevada. We are not opining on, and assume no responsibility to or the effect on any of the matters covered herein of the laws of any other jurisdiction, other than the laws of Nevada as presently in effect.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name in the prospectus constituting a part of such Registration Statement under the heading "Legal Matters:

Very truly yours,
WOODBURN and WEDGE

/s/ Kirk S. Schumacher

By: Kirk S. Schumacher



Woodburn and Wedge,
Attorneys and Counsellors at Law,
Sierra Plaza,
Reno, Nevada 89511-1149

Exhibit 10.1

                             GEOLOGICAL REPORT

                                   ON THE

                          BELL 1-4 MINERAL CLAIMS
                          OMINECA MINING DIVISION
                          BRITISH COLUMBIA, CANADA

                                    FOR

                        STERLING GROUP VENTURES, INC.
                         UNIT 35, 12880 RAILWAY AVE.
                         RICHMOND, BRITISH COLUMBIA
                                  V7E 6G4


                                    BY



                           R.T. HEARD, P. ENG.
                      10881 SUNSHINE COAST HIGHWAY
                     HALFMOON BAY, BRITISH COLUMBIA
                                 V0N 1Y2




                                MAY 31, 2002

APPENDIX
--------

                             Assay Certificates
                                    and
                          30 Element ICP Analysis

Page i


                                   SUMMARY
                                   -------

   The Bell Property, discovered in 1914, has been sporadically prospected and sampled since that time and has produced a small smelter shipment that averaged
0.6 ounces per ton gold, 375 ounces per ton silver and 2.4% copper.

   Sampling has verified significant concentrations of precious and base metals outcropping over an aerial extent of 400 meters on strike and 200 meters vertically. This mineralization suggests the possibility that the property could produce economic grades over sizeable widths.

   A three-phase exploration program to evaluate and test this thesis is recommended at a cost of $251,000.

Page ii

TABLE OF CONTENTS
-----------------
                                                                        Location
                                                                        --------

SUMMARY                                                                Page    i

TABLE OF CONTENTS                                                      Page   ii

LIST OF FIGURES                                                               ii

INTRODUCTION
   Location and Access                                                         1
   Mineral Property                                                            1
   History                                                                     1

GEOLOGY
   General Geology                                                             2

   Local Geology                                                               2
   Mineralization                                                              2
   Sample Results
      a.   Bulk Sample - 1929                                                  2
      b.   Lacana Mining Corporation - 1981                                    2
      c.   Teck Corporation - 1989                                             4
      d.   Thomas/Baker - 1992                                                 4
      e.   R. T. Heard & Associates Ltd. - 1993                                5
      f.   R. T. Heard & Associates Ltd. - 1997                                5

CONCLUSIONS                                                                    6

RECOMMENDATIONS                                                                6

SELECTED REFERENCES                                                            8

AUTHOR'S QUALIFICATIONS                                                        9



LIST OF FIGURES
---------------

                                     Location
                                     --------

FIGURE   1   Location Map                                           After Page 1
FIGURE   2   Property Location 1: 250,000                           After Page 1
FIGURE   3   Topographic Map Showing Claim Location 1: 50,000       After Page 1
FIGURE   4   Sample Plan                                            After Page 4
FIGURE   5   Sample Location Sketch                                 After Page 5

                                   INTRODUCTION


Location and Access
-------------------

   The property is located approximately 25 miles south west of Telkwa, B.C., at 54 37' north latitude and 127 40' west longitude, one-half mile north of Milk Creek, at an approximate median elevation of six thousand feet. (Figures 1 and 2)
   Access can be obtained by four-wheel drive vehicle from Telkwa along the B.C. Hydro power line access road that extends through Telkwa Pass. The centre of the property lies approximately one mile west of the 25-mile point from Telkwa. Access can also be gained by helicopter from Smithers, B.C., approximately 30 miles.


Mineral Property
----------------

   The BELL property consists of four - two post mineral claims. (Figure 3) They were staked and recorded April 24, 1998. The registered owner is Angel Jade Mines (Free Miner's Certificate 13115). Claim details are as shown below.

   CLAIM NAME                TENURE NUMBER                 DATE OF EXPIRY
   ----------                -------------                 --------------

      Bell 1                     362113                    April 24, 2004
      Bell 2                     362114                    April 24, 2004
      Bell 3                     362115                    April 24, 2004
      Bell 4                     362116                    April 24, 2004

                   All recorded on NTS map sheet 093L, 12E


History
-------

   The property was first staked in 1914. During the period from 1927 to 1929, thirty-six sacks of ore were produced and shipped to the smelter.
Average assay grades of this shipment were 0.6 ounces per ton gold, 375.0 ounces per ton silver and 2.4% copper. The property was restaked in the thirties by Jack Hemelspech, a local prospector, who kept the ground in good standing up to the time of his death in 1974. In 1981 the ground was staked by David Price and examined in detail by Lacana Mining Corporation in September of that year. Lacana staff collected 37 rock samples from outcrop and float during a two-day examination. Although 13 of these samples assayed in excess of 0.05 ounces per ton gold and 15.0 ounces per ton silver, Lacana does not appear to have optioned the property and Mr. Price allowed it to lapse in 1989.
   In 1989, the property was staked as the Mel claims and in 1998 restaked as the Bell claims by Angel Jade Mines. Teck Corp. examined the property in 1989.
   This author performed limited sampling over parts of the property in 1993 and 1997. He visited the property in September 2001 to confirm staking of the Bell claims and verify claim post locations.

                                     GEOLOGY
                                     -------

General Geology
---------------

"The Smithers map - area is underlain by the Lower and Middle Jurassic essentially volcanic Hazelton Group; by the Middle and Upper Jurassic mainly sedimentary Bowser Lake Group; by the Volcanic and sedentary Lower Cretaceous Skeena Group; and, by the Tertiary volcanic Endako and Ootsa Lake Groups. The Early Jurassic Topley Intrusions cut the lower part of the Hazelton Group and a variety of intermediate to acidic plutons of Late Cretaceous to Eocene age intrude most older units throughout the area
   Structurally the area is dominated by a multitude of steep normal faults. Few contacts between map-units are unfaulted and these are mainly intrusive or contacts between younger map-units. Folding is common only in the few sedimentary units and is spatially and genetically related to the Eocene thrust faults." (Tipper, 1976)


Local Geology
-------------

   The oldest rocks in the area of the project are Hazelton Group volcanics of Middle Jurassic age. The oldest, Telkwa Formation of variegated red, maroon, grey-green breccia, tuff and flows of basaltic to rhyolitic composition are found in fault contact with a red tuff member of the Nilkitwa Formation, a red to brick red, fine-grained tuff and fine breccia.
   Nakina Intrusions of Eocene age are found in outcrop as a small plug in the center of the claim group. These intrusions are composed of quartz monzonite and felsite, in part porphyritic.
   The normal fault, which virtually cuts the project area is half, has been traced north - south for 50 miles. This fault, in combinations with the intrusions, was probably the heat source for the mineralizing fluids.


Mineralization
--------------

   The mineralization is hosted in quartz veins and altered members of a metasedimentary - volcanoclastic package. Detailed mapping has yet to be carried out on the property. The gold and silver values often occur in association with a sulphide mix of galena, sphalerite, chalcopyrite, pyrite and pyrrhotite.


Sample Results
--------------

         (a.)   Bulk Sample - smelter shipment 1929
         ------------------
                  36 sacks - no weights
                  Smelter assay - 0.60 ounces per ton gold
                                  375.00 ounces per ton silver
                                  2.4% copper

         (b.)   Lacana Mining Corporation - 1981
         --------------------------------
                  Lacana has reported the assay results from 37 samples of representative material collected near old workings and channelled from veins. The Lacana methodology was to remove continuous chip samples using two rock picks, one as a moil and one as a striking hammer. Samples were collected in plastic sample bags, tagged and flown to Min-En Laboratories facility in Smithers where they were crushed, pulverized and analyzed using standard fire-assay and chemical techniques for gold, silver and lead. Some check assays were performed at Bondar Clegg Laboratories on rejects supplied by Min-En, on those samples that reported high values on the initial assay returns. The sample locations are shown on Figure 4, Sample Plan.


                            LACANA - ASSAY RESULTS

--------------------------------------------------------------------------------
    Sample          Au           Ag         Pb               SampleType/Width
                    o/t          o/t        %
--------------------------------------------------------------------------------
    1800           .021         0.20       0.01                   Grab
--------------------------------------------------------------------------------
    1801           .001         0.02       0.01                   Grab
--------------------------------------------------------------------------------
    1802           .121       113.06       7.92                 Chip/0.8m
--------------------------------------------------------------------------------
                   .210       103.15       7.68
--------------------------------------------------------------------------------
    1803           .098        19.15       1.56                 Chip/1.0m
--------------------------------------------------------------------------------
                   .095        17.60       1.41
--------------------------------------------------------------------------------
    1804           .036        48.00       0.38                 Chip/0.5m
--------------------------------------------------------------------------------
                   .064        50.50       0.38
--------------------------------------------------------------------------------
    1805           .002         0.49       0.08                 Chip/0.2m
--------------------------------------------------------------------------------
    1806           .035        10.50       0.40                 Chip/1.0m
--------------------------------------------------------------------------------
                   .063        10.00       0.35
--------------------------------------------------------------------------------
    1807           .002          .18       0.02                 Chip/2.0m
--------------------------------------------------------------------------------
    1808           .360        43.30       2.96                 Chip/2.0m
--------------------------------------------------------------------------------
                   .410        44.10       2.65
--------------------------------------------------------------------------------
    1809           .005         0.63       0.08                 Chip/0.5m
--------------------------------------------------------------------------------
    1810           .003         0.18       0.01                   Grab
--------------------------------------------------------------------------------
    1811           .007         2.38       0.19                 Chip/1.0m
--------------------------------------------------------------------------------
                   .110         2.15       0.18
--------------------------------------------------------------------------------
    1812           .08         26.90       0.17                 Chip/0.5m
--------------------------------------------------------------------------------
                   .15         26.43       0.19
--------------------------------------------------------------------------------
    1813           .079        34.60       4.42                   Grab
--------------------------------------------------------------------------------
                   .095        34.63       3.98
--------------------------------------------------------------------------------
    1814           .046        22.65       4.93                   Grab
--------------------------------------------------------------------------------
                   .073        20.97       4.20
--------------------------------------------------------------------------------
    1815           .052         9.20       0.48                   Grab
--------------------------------------------------------------------------------
                   .110         8.46       0.45
--------------------------------------------------------------------------------
    1816           .070        20.50       1.70               Selected Grab
--------------------------------------------------------------------------------
                   .073        18.57       1.62
--------------------------------------------------------------------------------
    1817           .870        52.80       1.69                Composite
--------------------------------------------------------------------------------
                   .880        49.90       1.52
--------------------------------------------------------------------------------
    1818           .003         0.19       0.02                 Chip/3.0m
--------------------------------------------------------------------------------
    1819           .002         0.06       0.01           Channel / 0.3 x 1.0m
--------------------------------------------------------------------------------
    1820           .021         1.22       0.13                 Chip/0.5m
--------------------------------------------------------------------------------
                   .006         1.41       0.15
--------------------------------------------------------------------------------
    1821           .015         0.30       0.03                 Chip/0.8m
--------------------------------------------------------------------------------
    1822           .012         0.63       0.05                 Chip/0.8m
--------------------------------------------------------------------------------
    1823         Lost Sample                                    Chip/0.3m
--------------------------------------------------------------------------------
    1824          .176         38.20       4.42           Representative Dump
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Sample          Au           Ag         Pb               SampleType/Width
                    o/t          o/t        %
--------------------------------------------------------------------------------
    1825           .004         0.34       0.08           Random Chip/0.5x4.0m
--------------------------------------------------------------------------------
    1826           .030         2.80       0.21           Random Chip/0.5x4.0m
--------------------------------------------------------------------------------
                   .083         2.34       0.21
--------------------------------------------------------------------------------
    1827           .051        16.00       1.28              Chip/0.5 x 2m
--------------------------------------------------------------------------------
                   .081        15.03       1.22
--------------------------------------------------------------------------------
    1828           .001         0.22       0.01             Random Chip/25.0m
--------------------------------------------------------------------------------
    1829           .002         0.07       0.01             Random Chip/25.0m
--------------------------------------------------------------------------------
    1830           .036         1.93       4.41                 Chip/0.5m
--------------------------------------------------------------------------------
                   .047         1.78       4.20
--------------------------------------------------------------------------------
    1831           .001         0.08       0.04                 Chip/5.0m
--------------------------------------------------------------------------------
    1832           .003         0.39       0.01                   Grab
--------------------------------------------------------------------------------
    1833           .011         0.14       0.01                   Grab
--------------------------------------------------------------------------------
               MoS2- 1.27%
--------------------------------------------------------------------------------
    1834           .318        31.95       7.38                   Grab
--------------------------------------------------------------------------------
               MoS2-.017%
--------------------------------------------------------------------------------
                  .440         30.65       7.25
--------------------------------------------------------------------------------
    1000          .003          0.13       0.02                   Grab
--------------------------------------------------------------------------------
    1001          .435        179.00       1.43                   Grab
--------------------------------------------------------------------------------


          (c.)   Teck Corporation - 1989 Assay Results
          --------------------------------------------

--------------------------------------------------------------------------------
  Sample              Description             Au      Ag     Cu %   Pb %   Zn %
   No.                                       (opt)   (opt)
--------------------------------------------------------------------------------
T-277-A   Selected Grab-Dump Material        .017    27.80   1.95  16.70   1.20
          5 x 5 Pit
--------------------------------------------------------------------------------
T-278-A   Selected Grab, dump material,      .260   114.0    1.83  19.80   0.18
          inclined shaft area, Quartz,
          feldspar
--------------------------------------------------------------------------------
T-279-A   Chip Sample,2.5m vein, 250NW       .088    28.20   1.64   3.14   0.10
          of T-278-A, White quartz,
          malachite stain, few sulphides
--------------------------------------------------------------------------------
T-280-A   Selected Higrade from T-279-A      .046    13.24   1.10  49.42   0.14
--------------------------------------------------------------------------------
D-216-A   Hand selected, dump material       .091    11.12   1.52   4.03   0.04
--------------------------------------------------------------------------------
D-217-A   Hand selected, dump material       .024    72.00   1.14   7.28   1.52
--------------------------------------------------------------------------------

*Results supplied via personal communication


          (d.)   Mel Property - Jim Thomas / John Baker - 1992
          ----------------------------------------------------

          Mel-Pit 1-Dump material          .410  opt gold
                                        133.29   opt silver
                                          2.32   % copper
                                         11.80   % lead
                                          1.05   % zinc

          (e.)   R. T. Heard &Associates Ltd. - 1993 Assay Results
          --------------------------------------------------------

--------------------------------------------------------------------------------
  Sample No.       Description                          Au (opt)      Ag (opt)
--------------------------------------------------------------------------------
   Mel - A      Pit, NW of vein,2.0ft                     .005          0.37
--------------------------------------------------------------------------------
   Mel - B       Pit, Chip - 6" vein                      .137         70.32
--------------------------------------------------------------------------------
   Mel - B2      Dump - selected grab                     .188        127.60
--------------------------------------------------------------------------------
   Mel - C       Decline area, selected dump material     .193         58.79
--------------------------------------------------------------------------------


A 30-element ICP analysis of these samples is located in the Appendix.


          (f.)   R. T. Heard & Associates Ltd. - 1997 Assay Results
          ---------------------------------------------------------

   During a re-examination of the property in 1997, this author re-sampled the main pit area - samples 119001 and 002 and the inclined shaft dump 19011. As well, two trenches were dug along strike from the pit area, chip sampled and analyzed using a 30 element induced coupled plasma (ICP) procedure.

--------------------------------------------------------------------------------
Sample No.   Description         Au (opt)    Ag (opt)    Cu %    Pb %    Zn %
--------------------------------------------------------------------------------
119001      Pit #1, 2' chip       .196        223.32     1.89    7.98    2.06
             along 6" vein
--------------------------------------------------------------------------------
119002      Pit #1 - Grab         .012          3.06     1.25    1.71    0.17
--------------------------------------------------------------------------------
119011      Decline - Grab        .593        112.81     2.34   15.90    0.34
--------------------------------------------------------------------------------


   The ICP analysis is located in the Appendix of this report. A description of sample locations follows:

--------------------------------------------------------------------------------
  Sample No.    Description-Location         Sample Length      Assay - Ag grams
--------------------------------------------------------------------------------
    119003            Trench 1                 0-5 feet               2.3
--------------------------------------------------------------------------------
    119004               "                     5-10 feet              2.1
--------------------------------------------------------------------------------
    119005               "                    10-15 feet              7.5
--------------------------------------------------------------------------------
    119006               "                    15-20 feet              2.6
--------------------------------------------------------------------------------
    119007               "                    20-25 feet              7.5
--------------------------------------------------------------------------------
    119008               "                    25-30 feet             17.4
--------------------------------------------------------------------------------
    119009               "                    30-35 feet              6.0
--------------------------------------------------------------------------------
    119010            Trench 2                 0-15 feet             20.3
--------------------------------------------------------------------------------


   These results show an elevation of silver and iron values along strike. An electromagnetic survey should be able to map any structures through this area and is therefore recommended.
   See Figure 5, Sample Location Sketch for the location of the Teck, Thomas/ Baker and Heard samples.

                                       CONCLUSIONS
                                       -----------


   The Bell property contains significant concentrations of precious metals hosted by and adjacent of flat lying quartz veins. These veins outcrop over a vertical distance in excess of 200 meters with strike lengths over 400 meters.
   Preliminary sampling by Lacana, Teck, Thomas/Baker and Heard suggests that the mineralization could approach economic grades over sizeable widths. A three-phase exploration program is proposed, using geological mapping, prospecting, geochemical sampling, electromagnetic survey and diamond drilling to further evaluate this prospect. The estimated cost of the recommended program is $251,000.


                                     RECOMMENDATIONS
                                     ---------------

A three-phase exploration program is proposed.

Phase 1. Establish a base line with 25-meter stations and cross lines run every 50 meters for 100 meters each side of the baseline. Geologically map the grid. Conduct an electromagnetic survey over the grid with readings taken every 25 meters along the lines. Rock and geochemical sample those areas determined by the geological and EM surveys.

           These surveys will require two to three weeks. The estimated cost is as follows:


                  Grid materials (pickets, paint, flagging etc.)            500

                  Geological and Geochemical supplies                       300
                  EM Survey (5.2 km x 200/km)                             2,000
                  Wages and fees                                         10,000
                  Camp equipment, operation                               2,000
                  Helicopter costs                                       10,000
                  Diamond drilling, (600 ft x $17/ft)                    10,200
                  Assaying                                                1,000

                  Sub Total                                              36,000
                  Contingencies                                           5,000


                  Cost for Phase 1                                       41,000

Phase 2. Contingent upon favourable results from Phase 1, a second phase of exploration will be directed towards the continuation of the diamond drilling. It is anticipated that some additional geological mapping, prospecting and some geochemical sampling will take place as the drilling progresses but separate funding for that is not identified here.

           Cost to complete Phase 2 is estimated to be:

                  Transportation                                          3,000
                  Wages and fees                                         13,000
                  Camp equipment and operation                           16,500
                  Helicopter costs                                       15,000
                  Diamond drilling (1500 ft x $17/ft)                    25,500
                  Assaying                                                4,500
                  Camp cook, Industrial First Aid                         5,000
                  Field costs, including drill fuel ($5.00/ft.)           7,500

                  Subtotal                                               90,000
                  Contingencies                                          10,000


                  Total Costs for Phase 2                               100,000


Phase 3. The third phase of exploration will continue the diamond drill program if results from the phase 2 program remain positive. Cost of the third phase of exploration is estimated to be as follows:

                  Wages and fees                                         15,000
                  Camp equipment, operation                              20,000
                  Helicopter costs                                       15,000
                  Diamond drilling (2000 ft x $17/ft)                    34,000
                  Assaying and ICP Analyses                              11,000
                  Camp cook, Industrial First Aid                         5,000
                  Field costs ($5.00/ft)                                 10,000

                  Subtotal                                              110,000
                  Contingencies                                          15,000


                  Total Costs for Phase 3                               125,000

                                  SELECTED REFERENCES
                                  -------------------

Armstrong, J. E. (1944): Smithers, British Columbia; Geological Survey of
    Canada, Preliminary Map, Paper 44-23.

Carter, N.C. (1973): Geology of the Northern Babine Lake Area, B.C.; Department of Mines and Petroleum Resources, Preliminary Map No.12.

Carter, N.C. (1974): Geology and Geochronology of Porphyry Copper and Molybdenum
    Deposits in West - Central British Columbia; University of British Columbia, Phd Thesis.

Gower, S.C. (1982): A Report on the Trenching, Sampling and Related Geological
    Mapping on the Dome #1 Group Mineral Claims; Assessment Report 10, 152.

Jones, R.H.B. (1926): Geology and Ore Deposits of Hudson Bay Mountain, Coast
    District, British Columbia; Geological Survey of Canada, Summary Report, 1925, Part A.

Kirkham, R.V. (1969): A Mineralogical and Geochemical Study of the Zonal
    Distribution of Ores in the Hudson Bay Range, British Columbia; University of Wisconsin Doctoral Thesis.

Leach, W.W. (1907A): The Telkwa Mining District, British Columbia; Geological
    Survey of Canada, Summary Report, 1906.

Leach, W.W. (1907B): Telkwa River and Vicinity; Geological Survey of Canada,
    Separate Report, 988.

Leach, W.W. (1908): The Bulkley Valley, British Columbia; Geological Survey of
    Canada, Summary Report,1907.

Leach, W.W. (1909): The Bulkley Valley and Vicinity; Geological Survey of
    Canada, Summary Report, 1908.

Richards, T.A. (1976): Takla Project; McConnell Creek East - Half Map Area;
    Geological Survey of Canada, in Report of Activities, Paper 76-1, Part A.

Tipper, H.W. (1971): Smithers Map Area, British Columbia; Geological Survey of
    Canada, Report of Activities, Paper 71-1, Part A; pages 34-37.

Tipper,H.W. (1976): Smithers Map 93L. Geological Compilation by H.W. Tipper,
    1976, Field Work T.A. Richards (1970-71) and H.W. Tipper, Geological Survey of Canada, Open File 351.

Tipper, H.W. and T.A. Richards (in press): Jurassic Stratigraphy and History of
    North-Central British Columbia; Geological Survey of Canada, Bulletin.

                               AUTHOR'S QUALIFICATIONS
                               -----------------------

I, RICHARD T. HEARD, of 10881 Sunshine Coast Highway, Halfmoon Bay, British Columbia, do hereby certify that:

1. I am a registered Professional Engineer in good standing in the Association of Professional Engineers and Geoscientists of British Columbia.

2. I am a graduate of Haileybury School of Mines, 1958 and of the Montana College of Mineral Science and Technology, Butte, Montana with BSc in Geological Engineering, 1971.

3. I have been practising my profession as an Exploration Geologist for more than 40 years and as a Professional Engineer for the past 28 years.

4. This report is based on a search of published literature as well as a personal knowledge of the area. I have visited the property on those times listed herein.

5. I do not beneficially own, directly or indirectly, any securities of Sterling Group Ventures, Inc. or any affiliate, nor do I expect to receive any interest, direct or indirect in Sterling Group Ventures, Inc. or any of its affiliates.

6. I hereby grant my permission for Sterling Group Ventures, Inc. to use this report for any legal purposes normal to the business of Sterling Group Ventures, Inc.


Dated at Vancouver, British Columbia this 31st day of May, 2002.



                                                /s/   R.T. Heard


                                                --------------------------------
                                                R.T. Heard, P. Eng.

Exhibit 10.3

                    OPTION TO PURCHASE AND ROYALTY AGREEMENT


THIS AGREEMENT made as of the 17th day of May, 2002.

BETWEEN:

          MAYAN MINERALS LTD., a company duly incorporated under the laws of the
          -------------------
          Province of British Columbia, having its register office at Suite 1650
          - 999 West Hastings Street, Vancouver, BC, V6C 2W2

          (hereinafter called "Mayan")

                                                               OF THE FIRST PART

AND:

          BRIAN DOUTAZ, Trustee for STERLING GROUP VENTURES INC., a company duly incorporated under the laws of the State of Nevada, both an office at Unit 35, 12880 Railway Avenue, Richmond, BC, V7E 6G4

          (hereinafter called "Doutaz" and "Sterling" respectively)

                                                              OF THE SECOND PART

WHEREAS:

A. Mayan is the sole beneficial owner of 100% of the right, title and interest in and to the Bell 1-4 Mining Claims, which are situated in the Omineca Mining District, which mining claims are more particularly described in Schedule "A" attached hereto and forming part hereof (hereinafter together with any form of successor or substitute mineral tenure called the "Claims").

B. Angel Jade Mines Ltd. ("Angel Jade") is the recorded owner of the Claims, and holds title to the Claims on the behalf of Mayan.

C. The parties now wish to enter into an agreement granting to Sterling the exclusive right and option to acquire an undivided 100% of the right, title and interest in and to the Claims on the terms and conditions as hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual promises, covenants and agreements herein contained, the parties hereto agree as follows:


1.   INTERPRETATION

1.1   In this Agreement:

      (a) "Effective Date" means the date that both parties have signed this Agreement;

      (b) "Angel Jade" means Angel Jade Mines Ltd., a company incorporated under the laws of the Province of British Columbia.

      (c) "Mineral Products" means the products derived from operating the Claims as a mine.

      (d) "Net Smelter Returns" means the proceeds received by Sterling from any smelter or other purchaser from the sale of any ores, concentrates or minerals produced from the Claims after deducting from such proceeds the following charges only to the extent that they are not deducted by the smelter or other purchaser in computing the proceeds:

            (i) the cost of transportation of the ores, concentrates or minerals from the Claims to such smelter or other purchaser, including related transport;

            (ii)    smelting and refining charges including penalties;

            (iii)   marketing costs.

      (e)   "Option" means the option granted by Mayan to Sterling pursuant to
            Section 3.

      (f) "Operating the Claims as a mine" or "Operation of the Claims as a mine" means any or all of the mining, milling, smelting, refining or other recovery of ores, minerals, metals or concentrates or values thereof, derived from the Claims.

      (g) "Royalty" means the royalty to be paid by Sterling to Mayan pursuant to Subsection 9.1.

      (h)   "Dollars ($)" means legal currency of Canada.

2.   REPRESENTATIONS AND WARRANTIES

2.1   Doutaz and Sterling represent and warrant to Mayan that:

      (a) Sterling is a body corporate duly incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction;

      (b) Sterling has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

      (c) neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated will conflict with, result in the breach of or accelerate the performance required by any agreement to which Sterling is a party; and

      (d) the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of laws of any jurisdiction applicable or pertaining thereto or of Sterling's constating documents.

2.2   Mayan represents and warrants to Sterling:

      (a) the Claims consist of the Bell 1-4 Mineral Claims which have been duly and validly staked and recorded, are accurately described in Schedule "A", are presently in good standing under the laws of the jurisdiction in which they are located and, except as set forth herein, are free and clear of all liens, charges and encumbrances;

      (b) Mayan is the sole beneficial owner of a 100% interest in and to the Claims and has the exclusive right to enter into this Agreement and all necessary authority to dispose of an undivided 100% interest in and to the Claims in accordance with the terms of this Agreement;

      (c) Angel Jade is the registered owner of the Claims and holds title to the Claims on behalf of Mayan;

      (d) no person, firm or corporation has any proprietary or possessory interest in the Claims other than Mayan and Angel Jade and no person is entitled to any royalty or other payment in the nature of rent or royalty on any minerals, ores, metals or concentrates or any other such products removed from the Claims;

      (e) neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated will conflict with, result in the breach of or accelerate the performance required by any agreement to which Angel Jade is a party or by which it is bound;

      (f) the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto.

2.3 The representations and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and will survive the acquisition of any interest in the Claims by Sterling and each party will indemnify and save the other party harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach or any representation, warranty, covenant, agreement or condition made by the other party and contained in this Agreement.

3.   OPTION

3.1 Mayan hereby gives and grants to Sterling the sole and exclusive right and option to acquire an undivided 100% of the right, title and interest of Mayan in and to the Claims, subject only to Mayan receiving the annual payments and the Royalty, in accordance with the terms of this Agreement for and in consideration of the following:

      (a) payment of $100,000 by Sterling to Mayan on or before January 1, 2003;

      (b) Sterling, or its permitted assigns, incurring exploration expenditures on the Claims of a minimum of $41,000 on or before August 31, 2002; and

      (c) Sterling, or its permitted assigns, incurring exploration expenditures on the Claims of a further $100,000 (for aggregate minimum exploration expenses of $141,000) on or before August 31, 2003.

3.2 Upon exercise of the Option, Sterling agrees to pay Mayan, commencing January 1, 2004, the sum of $100,000 per annum for so long as Sterling, or its permitted assigns, hold any interest in the Claims. Failure to make any such annual payment shall result in termination of this Agreement in accordance with Section 5.1.

4.   RIGHT OF ENTRY

4.1 Until such time as the Option has been exercised, Sterling, its employees, agents and independent contractors, will have the sole and exclusive right and option to:

      (a)   enter upon the Claims;

      (b)   have exclusive and quiet possession thereof;

      (c) do such prospecting, exploration, development or other mining work thereon and thereunder as Sterling in its sole discretion may consider advisable; and

      (d) bring and erect upon the Claims such facilities as Sterling may consider advisable.


5.   TERMINATION

5.1   Subject to Section 8, this Agreement and the Option will terminate:

      (a) on October 31, 2002 at 11:59 P.M., unless on or before that date, Sterling has incurred exploration expenditures of a minimum of $41,000 on the Claims;

      (b) on January 1, 2003 at 12:01 A.M., unless Sterling has paid to Mayan the further sum of $100,000;

      (c) on October 31, 2003 at 11:59 P.M., unless Sterling has incurred a further $100,000 of exploration expenditures on the Claims (for an aggregate of $141,000); or

      (d) at 12:01 A.M. on January 1 of each and every year, commencing on January 1, 2004, unless Sterling has paid to Mayan the sum of $100,000 on or before that date.

6.   COVENANTS OF MAYAN

6.1   Mayan will:

      (a) not do any act or thing which would or might in any way adversely affect the rights of Sterling hereunder;

      (b) make available to Sterling and its representatives all records and files in the possession of Mayan or Angel Jade relating to the Claims and permit Sterling and its representatives at its own expense to take abstracts therefrom and make copies thereof; and

      (c) promptly provide Sterling with any and all notices and correspondence from government agencies in respect of the Claims.

7.   COVENANTS OF STERLING

7.1   Sterling will:

      (a) keep the Claims free and clear of all liens, charges and encumbrances arising from their operations hereunder and in good standing by the doing and filing of all necessary work and by the doing of all other acts and things and making all other payments which may be necessary in that regard;

      (b) permit Mayan, or its representatives duly authorized by it in writing, at their own risk and expense, access to the Claims at all reasonable times and to all records prepared by Sterling in connection with work done on or with respect to the Claims;

      (c) conduct all work on or with respect to the Claims in a careful and minerlike manner and in compliance with all applicable Federal, Provincial and local laws, rules, orders and regulations, and indemnify and save Mayan harmless from any and all claims, suits, actions made or brought against it as a result of work done by Sterling on or with respect to the Claims; and

      (d) obtain and maintain, or cause any contractor engaged hereunder to obtain and maintain, during any period in which active work is carried out hereunder, adequate insurance.

8.   EXERCISE OF OPTION

8.1 Once Sterling has incurred the exploration expenditures, and made the payments set out in Section 3.1, Sterling will, subject to the right of Mayan to receive the Royalty and the obligation of Sterling to make the annual payments set out in Section 3.2, own an undivided 100% of Mayan's right, title, and interest in and to the Claims.

9.   ROYALTY

9.1 Sterling will pay to Mayan an annual royalty equal to four percent (4%) of Net Smelter Returns, subject to Section 9.4.

9.2 After the exercise of the Option, payment of the Royalty will be made quarterly within 30 days after the end of each yearly quarter based upon a year commencing on the 1st day of January and expiring on the 31st day of December in any year in which production occurs. Within 60 days after the end of each year for which the Royalty is payable, the records relating to the calculation of Net Smelter Returns for such year will be audited by Sterling and any adjustments in the payment of the Royalty will be made forthwith after completion of the audit. All payments of the Royalty for a year will be deemed final and in full satisfaction of all obligations of Sterling in respect thereof if such payments or calculations thereof are not disputed by Mayan within 60 days after receipt by Mayan of the said audit statement. Sterling will maintain accurate records relevant to the determination of Net Smelter Returns and Mayan, or its authorized agent, shall be permitted the right to examine such records at all reasonable times.

9.3 The determination of Net Smelter Returns royalty hereunder is based on the premise that production will be developed solely on the Claims except that Sterling will have the right to commingle ore mined from the Claims with ore mined and produced from other properties provided Sterling will adopt and employ reasonable practices and procedures for weighing, sampling and assaying, in order to determine the amounts of products derived from, or attributable to commingled ore mined and produced from the Claims. Sterling will maintain accurate records of the results of such sampling, weighing and analysis with respect to any commingled ore mined and produced from the Claims. Mayan or its authorized agents will be permitted the right to examine at all reasonable times such records pertaining to comingling of ore or to the calculation of Net Smelter Returns.

9.4 Sterling shall have the right at any time to purchase one-half of the Royalty by paying to Mayan the sum of $1,000,000 per Royalty percentage point.

10.   OBLIGATIONS OF STERLING AFTER TERMINATION

10.1  In the event of the termination of the Option, Sterling will:

      (a) leave the Claims in good standing for a minimum of one (1) year under all applicable legislation, free and clear of all liens, charges and encumbrances arising from this Agreement or their operations hereunder and in a safe and orderly condition;

      (b) deliver to Mayan within 60 days of its written request a comprehensive report on all work carried out by Sterling on the Claims (limited to factual matter only) together with copies of all maps, drill logs, assay results and other technical data compiled by Sterling with respect to the Claims;

      (c) have the right, and obligation on demand made by Mayan, to remove from the Claims within six (6) months of the effective date of termination all facilities erected, installed or brought upon the Claims by or at the instance of Sterling provided that at the option of Mayan, any or all of facilities not so removed will become the property of Mayan; and

      (d) deliver to Mayan a duly executed transfer in registrable form of an undivided 100% right, title and interest in and to the Claims in favour of Mayan, or its nominee.

11.   TRANSFER OF TITLE

11.1 Upon the request of Sterling, Mayan will deliver to Sterling a duly executed transfer in registrable form of an undivided 100% of Mayan's right, title and interest in and to the Claims in favour of Sterling which Sterling will be entitled to register against title to the Claims provided that transfer of legal title to the Claims as set forth in this Subsection
      11.1 is for administrative convenience only and beneficial ownership of an undivided 100% interest in the Claims will pass to Sterling only in accordance with the terms and conditions of this Agreement.

12.   REGISTRATION OF AGREEMENT

12.1 Notwithstanding Section 11 of this Agreement, Sterling or Mayan will have the right at any time to register this Agreement or a Memorandum thereof against title to the Claims.

13.   DISPOSITION OF CLAIM

13.1 Sterling may at any time sell, transfer or otherwise dispose of all or any portion of its interest in and to the Claims and this Agreement provided that, at any time, Sterling has first obtained the consent in writing of Mayan, such consent not to be unreasonably withheld and further provided that, at any time during the currency of this Agreement, any purchaser, grantee or transferee of any such interest will have first delivered to Mayan its agreement related to this Agreement and to the Claims, containing:

      (a) a covenant with Mayan by such transferee to perform all the obligations of Sterling to be performed under this Agreement in respect of the interest to be acquired by it from Sterling, and

      (b) a provision subjecting any further sale, transfer or other disposition of such interest in the Claims and this Agreement or any portion thereof to the restrictions contained in this Subsection 13.1.

13.2 The provisions or Subsection 13.1 of this Agreement will not prevent either party from entering into an amalgamation or corporate reorganization which will have the effect in law of the amalgamated or surviving company possessing all the property, rights and interests and being subject to all the debts, liabilities and obligations of each amalgamating or predecessor company.

14.   ABANDONMENT OF PROPERTY

14.l Sterling shall have the unfettered right at any time after the exercise of the Option to abandon all or any part of its interest in the Claims by delivering a notice in writing of their intention to do so to Mayan, such notice to list the part or parts of the Claims to be abandoned, and if within 30 days of receipt of such notice Mayan delivers to Sterling a notice ("Reacquisition Notice") stating its intention to reacquire all or part or parts of the Claims, Sterling will deliver to Mayan duly executed recordable transfers of its interest in such part or parts of the Claims as Mayan has set forth in the Reacquisition Notice, such part or parts to be in good standing for at least one year beyond the date of delivery of such transfers and to be free and clear of all liens, charges, and encumbrances arising from the operations of Sterling or its agents or subcontractors hereunder.

15.   CONFIDENTIAL NATURE OF INFORMATION

15.1 The parties agree that all information obtained from the work carried out hereunder and under the operation of this Agreement will be the exclusive property of the parties and will not be used other than for the activities contemplated hereunder except as required by law or by the rules and regulations of any regulatory authority having jurisdiction, or with the written consent of both parties, such consent not to be unreasonably withheld. Notwithstanding the foregoing, it is understood and agreed that a party will not be liable to the other party for the fraudulent or negligent disclosure of information by any of its employees, servants or agents, provided that such party has taken reasonable steps to ensure the preservation of the confidential nature of such information.

16.   FURTHER ASSURANCES

16.1 The parties hereto agree that they and each of them will execute all documents and do all acts and things within their respective powers to carry out and implement the provisions or intent of this Agreement.

17.   NOTICE

17.1 Any notice, direction or other instrument required or permitted to be given under this Agreement will be in writing and will be given by the delivery or the same or by mailing the same by prepaid registered or certified mail in each case addressed as follows:

         (a)   if to Mayan Mining Ltd.
               1650 - 999 West Hastings Street
               Vancouver, BC V6C 2W2
               Attention: David J. McCue
               ---------


         (b)   if to Sterling Group Ventures Inc.
               Unit 35, 12880 Railway Avenue
               Richmond, BC V7E 6G4
               Attention: Brian Doutaz
               ---------

l7.2 Any notice, direction or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered, and if mailed, be deemed to have been given and received on the tenth business day following the day of mailing, except in the event of disruption of the postal services in which event notice will be deemed to be received only when actually received.

17.3 Any party may at any time give to the other notice in writing of any change of address of the party giving such notice and from and after the giving of such notice, the address or addresses therein specified will be deemed to be the address of such party for the purpose of giving notice hereunder.

18.   HEADINGS

18.1 The headings to the respective sections herein will not be deemed part of this Agreement but will be regarded as having been used for convenience only.

19.   DEFAULT

19.1 If any party (a "Defaulting Party") is in default of any requirement herein set forth other than the provisions of Section 5 for which notice of default need not be given, the party affected by such default will give written notice to the defaulting Party specifying the default and the Defaulting Party will not lose any rights under this Agreement, unless within 30 days after the giving of notice of default by the affected party the Defaulting Party has cured the default by the appropriate performance and if the Defaulting Party fails within such period to cure any such default, the affected party will be entitled to seek any remedy it may have on account of such default.

20.   PAYMENT

20.1 All references to monies hereunder will be in Canadian funds except where otherwise designated. All payments to be made to any party hereunder will be mailed or delivered to such party at its address for notice purposes as provided herein, or for the account of such party at such bank or banks in Canada as such party may designate from time to time by written notice. Said bank or banks will be deemed the agent of the designating party for the purpose of receiving and collecting such payment.

21.   ENUREMENT

21.1 Subject to Section 13, this Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

22.   TERMS

22.1 The terms and provisions of this Agreement shall be interpreted in accordance with the laws of British Columbia.

23.   FORCE MAJEURE

23.1 No party will be liable for its failure to perform any of its obligations under this Agreement due to a cause beyond its control (except those caused by its own lack of funds) including, but not limited to acts of God, fire, flood, explosion, strikes, lockouts or other industrial disturbances, laws, rules and regulations or orders of any duly constituted governmental authority or non-availability of materials or transportation (each an "Intervening Event").

23.2  All time limits imposed by this Agreement, other than those imposed by
      Section 5, will be extended by a period equivalent to the period of delay resulting from an Intervening Event described in Subsection 23.1.

23.3 A party relying on the provisions of Subsection 23.1 will take all reasonable steps to eliminate an Intervening Event and, if possible, will perform its obligations under this Agreement as far as practical, but nothing herein will require such party to settle or adjust any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted governmental authority or to complete its obligations under this Agreement if an Intervening Event renders completion impossible.

24.   ENTIRE AGREEMENT

24.1 This Agreement constitutes the entire agreement between the parties and replaces and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether verbal or written, express or implied, statutory or otherwise between the parties with respect to the subject matter herein.

25.   TIME OF ESSENCE

25.1  Time will be of the essence in this Agreement.

26.   ENFORCEMENT OF AGREEMENT

26.1 The covenants, promises, terms and conditions contained herein will be binding upon the parties jointly and severally and may be enforced by each as against each other inter se.


IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.


MAYAN MINERALS LTD.

/s/ R.T. Heard

Per:____________________________________________
    by its Authorized Signatory


STERLING GROUP VENTURES INC.

/s/ Brian C. Doutaz

Per:____________________________________________
    by its Authorized Trustee, Brian Doutaz

This is SCHEDULE "A" to an Agreement made as of the 17th day of May, 2002 between MAYAN MINERALS LTD. and STERLING GROUP VENTURES INC.

        Claim Name           Tenure Number               Expiry Date
        ----------           -------------               -----------

          Bell 1                362113                  April 24, 2004
          Bell 2                362114                  April 24, 2004
          Bell 3                362115                  April 24, 2004
          Bell 4                362116                  April 24, 2004


                         Omineca Mining District

Exhibit 10.4

                                  TRUST AGREEMENT


THIS AGREEMENT made as of the 17th day of May, 2002.

BETWEEN:
          STERLING GROUP VENTURES, INC., a company duly incorporated under the
          -----------------------------
          laws of the State of Nevada and having an office at Unit 35, 12880 Railway Avenue, Richmond, BC, V7E 6G4

          (hereinafter called "Sterling")

                                                               OF THE FIRST PART

AND:

          BRIAN C. DOUTAZ, businessman, having an office at Unit 35, 12880
          ---------------
          Railway Avenue, Richmond, BC, V7E 6G4

          (hereinafter called the "Trustee")

                                                              OF THE SECOND PART

WHEREAS:

A. Sterling is desirous of acquiring an option to purchase and explore certain mineral claims in the Province of British Columbia but does not wish to incur the cost or liability incurred through the establishment of a subsidiary foreign corporation at this early stage of its corporate development;

B. Trustee is willing and legally capable of acting as a trustee for Sterling to holding the mineral claims on behalf of Sterling until such time as the initial three phase exploration program is completed and the Company is properly able to evaluate the merits of owning the claims in its own name or that of a subsidiary;

C. Sterling and Trustee, acting as Trustee, are prepared to enter into an option to purchase and royalty agreement with Mayan Minerals Ltd., a private British Columbia company, which is the sole beneficial owner of 100% of the right, title and interest in and to the Bell 1-4 Mining Claims, which are situated in the Omineca Mining District, British Columbia, which mining claims are more particularly described in Schedule "A" attached hereto (hereinafter called the "Claims"); and

D. Sterling and Trustee now wish to enter into a trust agreement whereby Trustee would hold title in trust for Sterling to the Claims on the terms and conditions as hereinafter set forth.


NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual promises, covenants and agreements herein contained, the parties hereto agree as follows:

1.   REPRESENTATIONS AND WARRANTIES

1.1   Sterling represents and warrants to Trustee that:

      (a) Sterling is a body corporate duty incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction; and

      (b) Sterling has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated herein.

1.2   Trustee represents and warrants to Sterling:

      (a) Trustee is legally capable and has the full power and authority to carry on as a trustee and to hold the mineral claims as a trustee on behalf of Sterling and to enter into this Agreement and any agreement or instrument referred to or contemplated herein.

1.3 The representations and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and each party will indemnify and save the other party harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach or any representation, warranty, covenant, agreement or condition made by the other party and contained herein.

2.   TERMINATION

2.1   This Agreement will terminate on:

      (a) January 01, 2005, unless on or before that date, Sterling terminates in writing that certain Option To Purchase And Royalty Agreement dated May 17, 2002 between Mayan Minerals Ltd., Brian C. Doutaz and Sterling Group Ventures, Inc.

      (b) on the date that Sterling terminates in writing the option to purchase and royalty agreement; or

      (c) the date on which Sterling incorporates a British Columbia subsidiary to hold Sterling's interest in the Claims and transfers such interest to the subsidiary.

3.   COVENANTS OF STERLING

3.1 Sterling will keep the Claims free and clear of all liens, charges and encumbrances arising from their operations hereunder and in good standing by the doing and filing of all necessary work and by the doing of all other acts and things and making all other payments which may be necessary in that regard.

4.   COVENANTS OF TRUSTEE

4.1 Trustee will not do any act or thing which would or might in any way adversely affect the rights of Sterling hereunder.

5.   FURTHER ASSURANCES

5.1 The parties hereto agree that they and each of them will execute all documents and do all acts and things within their respective powers to carry out and implement the provisions or intent of this Agreement.

6.   NOTICE

6.1 Any notice, direction or other instrument required or permitted to be given under this Agreement will be in writing and will be given by the delivery or facsimile transmission or the same or by mailing the same by prepaid registered or certified mail in each case addressed as follows:

      (a)   if to Sterling Group Ventures, Inc.
            Unit 35, 12880 Railway Avenue
            Richmond, BC V7E 6G4
            Attention: James M. Hutchison
            ---------

      (b)   if to Brian C. Doutaz
            Unit 35, 12880 Railway Avenue
            Richmond, BC V7E 6G4

6.2 Any notice, direction or other instrument aforesaid will, if delivered by courier or facsimile transmission, be deemed to have been given and received on the next business following the day on which it was delivered or sent by facsimile, and if mailed, be deemed to have been given and received on the tenth business day following the day of mailing, except in the event of disruption of the postal services in which event notice will be deemed to be received only when actually received.

6.3 Any party may at any time give to the other notice in writing of any change of address of the party giving such notice and from and after the giving of such notice, the address or addresses therein specified will be deemed to be the address of such party for the purpose of giving notice hereunder.

7.   HEADINGS

7.1 The headings to the respective sections herein will not be deemed part of this Agreement but will be regarded as having been used for convenience only.


8.   ENUREMENT

8.1 This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

9.   TERMS

9.1 The terms and provisions of this Agreement shall be interpreted in accordance with the laws of British Columbia.

10.   ENTIRE AGREEMENT

10.1 This Agreement constitutes the entire agreement between the parties and replaces and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether verbal or written, express or implied, statutory or otherwise between the parties with respect to the subject matter herein.

11.   TIME OF ESSENCE

11.1  Time will be of the essence in this Agreement.

12.   ENFORCEMENT OF AGREEMENT

12.1 The covenants, promises, terms and conditions contained herein will be binding upon the parties jointly and severally and may be enforced by each as against each other inter se.


IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.


STERLING GROUP VENTURES, INC.

     /s/   James M. Hutchison
Per:____________________________________________
    by its Authorized Signatory


BRIAN C. TRUSTEE

     /s/   Brian C. Doutaz
    --------------------------------------------

This is SCHEDULE "A" to a Trust Agreement made as of the 17th day of May, 2002 between STERLING GROUP VENTURES, INC. and BRIAN C, TRUSTEE

        Claim Name           Tenure Number               Expiry Date
        ----------           -------------               -----------

          Bell 1                362113                  April 24, 2004
          Bell 2                362114                  April 24, 2004
          Bell 3                362115                  April 24, 2004
          Bell 4                362116                  April 24, 2004


                Omineca Mining District, British Columbia

Exhibit 23.1

Securities & Exchange Commission,
Washington, D.C.


                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this registration statement of Sterling Group Ventures, Inc. on Form SB-2 of our report dated June 24, 2002, appearing in the prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/  Cordovano and Harvey, P.C.


Cordovano and Harvey, P.C.
Denver Colorado
July 24, 2002

Exhibit 23.2

July 26, 2002

Sterling Group Ventures, Inc.
12880 Railway Avenue, Unit No. 35,
Richmond, B.C. V7B 1Y3

     Re:   Common Stock of Sterling Group Ventures, Inc.
           Registered on Form SB-2 filed July 26, 2002

Gentlemen:

We have acted as special Nevada counsel to Sterling Group Ventures, Inc. (the "Company"), a Nevada corporation, in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of 2,000,000 shares of the Company's Common Stock (the "Shares"), as further described in a registration statement on Form SB-2 filed under the Securities Act (the "Registration Statement") on July 26, 2002.

In connection with this opinion, we have examined the following documents:

     A. Articles of Incorporation of the Company, as amended to date, on file with the Nevada Secretary of State;
     B.   Bylaws of the Company, as amended to date;
     C. Resolutions adopted by the Board of Directors of the Company pertaining to the Shares;
     D.   The Registration Statement; and
     E. The Prospectus / Information Statement constituting a part of the Registration Statement.

In addition, we have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

As to certain questions of fact, we have relied, without further investigation, upon certificates of governmental authorities and of officers of the Company. Additionally, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals, which assumptions we have not independently verified.

Based on the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that (i) the Board of Directors of the Company has authorized the issuance and sale of the Shares; and (ii) when issued and sold against payment therefor in accordance with the provisions of the Registration Statement and for such consideration not less than that established by the Board of Directors, the Shares will be duly authorized and validly issued and will be fully paid and non-assessable.

The foregoing opinions are limited to the matters expressly set forth herein and no opinion may be implied or inferred beyond the matters expressly stated. We disclaim any obligation to update this letter for events occurring after the date of this letter, or a s a result of knowledge acquired by us after that date, including changes in nay of the statutory or decisional law after the date of this letter. We are members of the bar of the State of Nevada. We express no opinion as to the effect and application of any United States federal law, rule or regulation or any securities or blue sky laws of any state, including the State of Nevada. We are not opining on, and assume no responsibility to or the effect on any of the matters covered herein of the laws of any other jurisdiction, other than the laws of Nevada as presently in effect.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name in the prospectus constituting a part of such Registration Statement under the heading "Legal Matters:

Very truly yours,
WOODBURN and WEDGE

/s/ Kirk S. Schumacher

By: Kirk S. Schumacher



Woodburn and Wedge,
Attorneys and Counsellors at Law,
Sierra Plaza,
Reno, Nevada 89511-1149

Exhibit 99.1

                              HOW TO SUBSCRIBE

A.   Instructions.
     ------------

Each person considering subscribing for the Shares should review the following instructions:


Subscription Agreement: Please complete, execute and deliver to the Company the
----------------------
enclosed copy of the Subscription Agreement. The Company will review the materials and, if the subscription is accepted, the Company will execute the Subscription Agreement and return one copy of the materials to you for your records.

The Company shall have the right to accept or reject any subscription, in whole or in part.


An acknowledgment of the acceptance of your subscription will be returned to you promptly after acceptance.


Payment: Payment for the amount of the Shares subscribed for shall be made by
-------
delivery by the earlier of October __, 2002 or such date as the Company shall specify by written notice to subscribers (unless such period is extended in the sole discretion of the President of the Company), of a certified or cashier's cheque or wire transfer of immediately available funds to the Company at the address set forth below or an account specified by the Company. The closing of the transactions contemplated hereby (the "Closing") will be held on October __, 2002 or such earlier date specified in such notice (unless the closing date is extended in the sole discretion of the Company). There is no minimum aggregate amount of Shares which must be sold as a condition precedent to the Closing, and the Company may provide for one or more Closings while continuing to offer the Shares that constitute the unsold portion of the Offering.


B.   Communications.
     --------------

     All documents and cheques should be forwarded to:

             STERLING GROUP VENTURES, INC.
             Unit 35 - 12880 Railway Avenue
             Richmond, British Columbia V7E 6G4

             Attention: Brian C. Doutaz


THE SHARES OF STERLING GROUP VENTURES, INC. HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, BUT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT (BRITISH COLUMBIA). THERE WILL BE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SHARES DESCRIBED HEREIN FOR RESIDENTS OF BRITISH COLUMBIA.

THE PURCHASE OF SHARES OF STERLING GROUP VENTURES, INC. INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

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                        STERLING GROUP VENTURES, INC.
                        Unit 35 - 12880 Railway Avenue
                      Richmond, British Columbia V7E 6G4

                           SUBSCRIPTION AGREEMENT

The undersigned (the "Subscriber") hereby irrevocably subscribes for that number of Shares set forth below, upon and subject to the terms and conditions set forth in the Corporations SB-2 Registration Statement dated July __, 2002 which the Subscriber acknowledges that the Subscriber has carefully read.

Total Number of Shares to be Acquired:_____________________________ . Amount to be Paid (price of $0.05 per Share): ____________________________

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this _______ of _________, 2002.

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Signature                                    Subscriber's Social Security or Tax
                                             Identification Number:
--------------------------------------------
Print Name:
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Print Title:                                 Signature of Co-owners if
                                             applicable:
--------------------------------------------
Address:

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Number and Street
                                             -----------------------------------

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City, State, Zip
                                             -----------------------------------

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Name as it should appear on the Certificate:____________________________________

If Joint Ownership, check one (all parties must sign above):
[ ] Joint Tenants with Right of Survivorship
[ ] Tenants in Common
[ ] Community Property

If Fiduciary or Business Organization, check one:
[ ] Trust
[ ] Estate
[ ] Power of Attorney[ ]
Name and Type of Business Organization:_________________________________________

                          ACCEPTANCE OF SUBSCRIPTION

The foregoing Subscription is hereby accepted for and on behalf of STERLING GROUP VENTURES, INC. this _____ day of __________, 2002.

                                        STERLING GROUP VENTURES, INC.

                                        By _____________________________________
                                           Brian C. Doutaz, President

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